Exhibit 10.1

IN THE UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF VIRGINIA

Newport News Division

)
	)	Master No. 4:13-cv-00157-AWA-DEM
IN RE LUMBER LIQUIDATORS	)	Hon. Arenda L. Wright Allen
HOLDINGS, INC. SECURITIES	)
LITIGATION	)
)
)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of June 15, 2016 (the “Stipulation”), is entered into between (a) Gregg Kiken, Keith Foster, David Lorenzo and Charles Hickman (collectively “Lead Plaintiffs”), on behalf of themselves and the Settlement Class (defined below); and (b) defendant Lumber Liquidators Holdings, Inc. (“Lumber Liquidators”), and defendants Thomas D. Sullivan, Robert M. Lynch, Daniel E. Terrell and William K. Schlegel (collectively, the “Individual Defendants,” and, together with Lumber Liquidators, the “Defendants”) by and through their respective undersigned counsel, and embodies the terms and conditions of the settlement of the above-captioned action (the “Action”).1 Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever compromise, settle, release, resolve, and dismiss with prejudice the Action and all claims asserted therein against Defendants.

WHEREAS:

A.            On November 26, 2013, the Action was commenced with the filing of a securities class action complaint in the United States District Court for the Eastern District of Virginia, Newport News Division, styled Kiken v. Lumber Liquidators Holdings, Inc., et al., No. 4:13-cv-00157-AWA-DEM.

1 All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶1 herein.

B.             By Opinion and Order dated May 14, 2014, the Court appointed Kiken and Foster as Lead Plaintiffs for the Action and approved Lead Plaintiffs’ selection of Pomerantz LLP as Lead Counsel, and Cohen Milstein, Sellers, & Toll, PLLC as Liaison Counsel.

C.             On July 17, 2014, a second amended complaint for violations of federal securities laws was filed in this Action.

D.            On September 17, 2014, City of Hallandale Beach Police Officers’ and Firefighters Personnel Retirement Trust v. Lumber Liquidators Holdings, Inc., No. 4:14-cv-00154-AWA-DEM, was filed in the Alexandria Division, and was subsequently transferred to the Newport News Division.

E.             By Order dated March 23, 2015, the Court granted the joint motion of Kiken, Foster, Lorenzo and Hickman to consolidate the two actions, appoint Kiken, Foster, Lorenzo and Hickman as Lead Plaintiffs and approve Lead Plaintiffs’ selection of Pomerantz LLP and Bernstein Litowitz Berger & Grossmann LLP as Lead Counsel and Cohen Milstein, Sellers, & Toll, PLLC as Liaison Counsel. By the same Order, the Court amended the caption of the Action to be: In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM.

F.             On April 22, 2015, Lead Plaintiffs filed and served their Consolidated Amended Complaint for Violations of the Federal Securities Laws (the “Complaint”) asserting claims against Defendants under Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and against the Individual Defendants under Section 20(a) of the Exchange Act. The Complaint alleges, among other things, that Defendants made materially false and misleading statements and omitted material information about the existence of illegally high levels of formaldehyde in Lumber Liquidators’ laminate flooring and Lumber Liquidators’ importation of flooring products sourced from illegally harvested wood in violation of the Lacey Act. The Complaint further alleges that the price of Lumber Liquidators common stock was artificially inflated as a result of Defendants’ allegedly false and misleading statements and omissions, and declined when the truth was revealed.

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G.            On June 2, 2015, Defendants filed their motion to dismiss the Complaint. On July 21, 2015, Lead Plaintiffs filed their papers in opposition and, on August 18 2015, Defendants filed their reply papers. On August 13, 2015, Defendant Schlegel filed a supplemental brief in support of Defendants’ motion to dismiss. On August 26, 2015, Lead Plaintiffs filed their papers in opposition.

H.            On December 21, 2015, the Court denied Defendants’ motion to dismiss in its entirety.

I.              Beginning with a two day session on March 3 and 4, 2016, the Parties engaged in mediation, overseen by Hon. Daniel Weinstein (Ret.). The mediation involved an extended effort to settle the claims and was preceded by the exchange of mediation statements.

J.             Following lengthy, arm’s-length, and mediated negotiations, on April 26, 2016, the Parties reached an agreement in principle to settle the Action that was memorialized in a memorandum of understanding which, among other provisions, provided that the Parties agreed to work in good faith to execute such other documents and take such action as may reasonably be necessary to further the purposes of the memorandum of understanding, including the preparation and execution of a final, binding agreement memorializing the Settlement consistent with the memorandum of understanding.

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K.            This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Parties referred to in Section J above.

L.             Based upon their investigation and prosecution of the case, which, among other things, included an extensive review and analysis of publicly available documents, information obtained by Lead Counsel from former Lumber Liquidators employees, documents produced by Lumber Liquidators in the Action (including additional confirmatory discovery provided by Lumber Liquidators to Lead Counsel), consultation with experts and analysis of Lumber Liquidators’ financial condition and ability to satisfy a judgment, Lead Plaintiffs and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiffs and the other members of the Settlement Class, and in their best interests. Based on Lead Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, Lead Plaintiffs have agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering, among other things: (a) the substantial financial benefit that Lead Plaintiffs and the other members of the Settlement Class will receive under the proposed Settlement; (b) the significant risks and costs of continued litigation and a potential trial; and (c) the significant risk that, even if Lead Plaintiffs win at trial, and also withstand the Defendants’ inevitable challenges on appeal, Lead Plaintiffs might not be able to collect some, or all, of the judgment, given Lumber Liquidators’ present financial condition.

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M.           This Stipulation constitutes a compromise of matters that are in dispute between the Parties. Each of the Defendants denies that Lead Plaintiffs have asserted any valid claims as to any of them, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. Defendants nevertheless consider it desirable to settle the Action and have the claims against them dismissed with prejudice because the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Action, (b) finally put to rest those claims and the underlying matters and (c) confer benefits upon them, including the further avoidance of disruption of their businesses and lives due to the pendency and defense of the Action.

N.            The Defendants expressly deny that Lead Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages with respect to the claims asserted in this Action. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Lead Plaintiffs of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit. Each of the Parties recognizes and acknowledges, however, that the Action has been initiated, filed and prosecuted by Lead Plaintiffs in good faith and defended by Defendants in good faith, that the Action is being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, adequate and reasonable.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Lead Plaintiffs (individually and on behalf of all other members of the Settlement Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Defendants’ Releasees and all Released Defendants’ Claims as against the Plaintiffs’ Releasees shall be settled and released, upon and subject to the terms and conditions set forth below.

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DEFINITIONS

1.             As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a)          “Action” means In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM (E.D. Va.).

(b)          “Alternate Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation.

(c)          “Authorized Claimant” means a Settlement Class Member who submits a Proof of Claim Form to the Claims Administrator that is approved by the Court for payment from the Net Settlement Fund.

(d)          “Claim” means a Proof of Claim Form submitted to the Claims Administrator.

(e)          “Claim Form” or “Proof of Claim Form” means the form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, that a Claimant or Settlement Class Member must complete and submit should that Claimant or Settlement Class Member seek to share in a distribution of the Net Settlement Fund.

(f)          “Claimant” means a person or entity who or which submits a Claim Form to the Claims Administrator seeking to be eligible to share in the proceeds of the Settlement Fund.

(g)          “Claims Administrator” means the firm retained by Lead Plaintiffs and Lead Counsel, subject to approval of the Court, to provide all notices approved by the Court to potential Settlement Class Members and to administer the Settlement.

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(h)          “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to Authorized Claimants.

(i)          “Complaint” means the Consolidated Amended Complaint for Violations of the Federal Securities Laws filed by Lead Plaintiffs in the Action on April 22, 2015.

(j)          “Court” means the United States District Court for the Eastern District of Virginia, Newport News Division.

(k)          “Defendants” means Lumber Liquidators and the Individual Defendants.

(l)          “Defendants’ Counsel” means Cooley LLP, Baker & McKenzie LLP, Debevoise & Plimpton LLP, Hughes Hubbard & Reed LLP, and Proskauer Rose LLP.

(m)          “Defendants’ Releasees” means each and every one of, and “Defendants’ Releasees” means all of, (i) Defendants and (ii) for each of them, (x) their respective agents, representatives, attorneys (including Defendants’ Counsel), advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurers (including without limitation the Insurance Carriers) and reinsurers, in their respective capacity as such (y) to the extent the Defendant is an entity, its current and former officers, directors, officials, any and all in-house counsel and outside counsel, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, in their respective capacity as such and (z) to the extent the Defendant is an individual, each of his estates, heirs, executors, beneficiaries, trusts and trustees, in their respective capacity as such.

(n)          “Derivative Actions” means the Federal Derivative Actions and the State Derivative Action.

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(o)          “Derivative Actions Individual Defendants” means Thomas D. Sullivan, Macon F. Brock, Jr., Douglas T. Moore, John M. Presley, Peter B. Robinson, Martin F. Roper, Jimmie L. Wade, Nancy M. Taylor, Daniel E. Terrell, Carl R. Daniels, Robert M. Lynch, Jeffrey W. Griffiths, and William K. Schlegel.

(p)          “Effective Date” with respect to the Settlement means the date on which all of the events and conditions specified in ¶34 of this Stipulation have been met and have occurred or have been waived.

(q)          “ERISA” means the Employee Retirement Income Security Act of 1974.

(r)          “Escrow Account” means an account maintained at The Huntington National Bank wherein the Settlement Cash shall be deposited and held in escrow under the control of Lead Counsel.

(s)          “Escrow Agent” means The Huntington National Bank.

(t)          “Escrow Agreement” means the agreement between Lead Counsel and the Escrow Agent setting forth the terms under which the Escrow Agent shall maintain the Escrow Account.

(u)          “Federal Derivative Actions” means the actions pending in the United States District Court for the Eastern District of Virginia captioned Klein v. Brock, et al., No. 4:15-cv-00016-AWA-LRL (renamed as In re Lumber Liquidators Holdings, Inc. Shareholder Derivative Litigation), Doan v. Brock, et al., No. 4:15-cv-00025-AWA-LRL, and Amalgamated Bank, as Trustee for the Longview 600 Small Cap Index Fund, Derivatively on Behalf of Lumber Liquidators Holdings, Inc. v. Brock, et al., No. 4:15-cv-00030-AWA-LRL.

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(v)         “Final,” with respect to the Judgment or, if applicable, the Alternate Judgment, or any other court order means: (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal under the Federal Rules of Appellate Procedure, i.e., thirty (30) days after entry of the judgment or order; or (ii) if there is an appeal from the judgment or order, the latter of (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to: (i) attorneys’ fees, costs or expenses; or (ii) the plan of allocation of Settlement proceeds (as submitted or subsequently modified), shall not in any way delay or preclude a judgment from becoming Final.

(w)         “Immediate Family” means children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law. As used in this paragraph, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic relationship or civil union.

(x)          “Individual Defendants” means Thomas D. Sullivan, Robert M. Lynch, Daniel Terrell, and William K. Schlegel.

(y)          “Insurance Carriers” means Starr Indemnity & Liability Company, Travelers Casualty and Surety Company of America, Liberty Insurance Underwriters Inc., ACE American Insurance Company, Continental Casualty Company, and Aspen American Insurance Company.

(z)          “Insurance Policies” means the insurance policies issued by the Insurance Carriers to Lumber Liquidators described in the Interpleader Action.

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(aa)        “Insurance Proceeds” means $26,000,000, which constitutes the remaining limits of liability under the Insurance Policies.

(bb)        “Interpleader Action” means the action to be filed by the Insurance Carriers as described in ¶9.

(cc)        “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement.

(dd)        “Lead Counsel” means the law firms of Pomerantz LLP and Bernstein Litowitz Berger & Grossmann LLP.

(ee)        “Lead Plaintiffs” means Gregg Kiken, Keith Foster, David Lorenzo and Charles Hickman.

(ff)         “Litigation Expenses” means Lead Counsel’s costs and expenses incurred in connection with commencing, prosecuting and settling the Action (which may include a Reimbursement to Lead Plaintiffs), for which Lead Counsel intend to apply to the Court for reimbursement from the Settlement Fund.

(gg)       “Lumber Liquidators” or the “Company” means Lumber Liquidators Holdings, Inc.

(hh)       “Lumber Liquidators Call Options” means exchange traded call options on Lumber Liquidators Common Stock.

(ii)          “Lumber Liquidators Common Stock” means the common stock of Lumber Liquidators.

(jj)          “Lumber Liquidators Put Options” means exchange traded put options on Lumber Liquidators Common Stock.

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(kk)        “Lumber Liquidators Securities” means Lumber Liquidators Common Stock, Lumber Liquidators Call Options, and Lumber Liquidators Put Options.

(ll)          “MOU” means the document memorializing the agreement in principle reached by the Parties on April 26, 2016.

(mm)      “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court.

(nn)       “Notice” means the Notice of (i) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (ii) Settlement Fairness Hearing; and (iii) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 1 to Exhibit A, which is to be mailed to Settlement Class Members.

(oo)       “Notice and Administration Costs” means the costs, fees and expenses that are incurred by the Claims Administrator and/or Lead Counsel in connection with (i) providing notices to the Settlement Class; and (ii) administering the Settlement, including but not limited to the Claims process, as well as the costs, fees and expenses incurred in connection with the Escrow Account.

(pp)       “Officer” means any officer as that term is defined in the Securities Exchange Act of 1934, Rule 16a-1(f).

(qq)       “Order Approving Settlement” means the Order Approving the Settlement and Order of Dismissal with Prejudice.

(rr)          “Parties” means Defendants and Lead Plaintiffs, on behalf of themselves and the Settlement Class.

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(ss)         “Plaintiffs’ Counsel” means Lead Counsel and Cohen Milstein, Sellers, & Toll, PLLC, and Susan R. Podolsky.

(tt)         “Plaintiffs’ Releasees” means each and every one of, and “Plaintiffs’ Releasees” means all of, (i) Lead Plaintiffs and all other Settlement Class Members and (ii) for each of them, (x) their respective agents, representatives, attorneys (including Plaintiffs’ Counsel), advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, in their respective capacity as such, (y) to the extent the Settlement Class Member is an entity, its current and former Officers, directors, officials, any and all in-house counsel and outside counsel, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, in their respective capacity as such and (z) to the extent the Lead Plaintiff or Settlement Class Member is an individual, each of his or her estates, heirs, executors, beneficiaries, trusts and trustees, in their respective capacity as such.

(uu)          “Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund set forth in the Notice.

(vv)         “Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court preliminarily approving the Settlement and directing that notice of the Settlement be provided to the Settlement Class.

(ww)         “PSLRA” means the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4, as amended.

(xx)        “Reimbursement to Lead Plaintiffs” means any portion of the Settlement Fund approved by the Court for reimbursement to Lead Plaintiffs for their reasonable costs and expenses (including lost wages) directly relating to the representation of the Settlement Class pursuant to 15 U.S.C. § 78u-4(a)(4).

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(yy)       “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.

(zz)         “Released Defendants’ Claims” means each and every claim, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that arises out of or relates in any way to the institution, prosecution, or settlement of the claims asserted in the Action against the Defendants. Released Defendants’ Claims do not include any claims relating to the enforcement of the Settlement or any claims against any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court.

(aaa)      “Released Plaintiffs’ Claims” means each and every claim, action, cause of action, proceeding, adjustment, execution, offset, contract, judgment, obligation, suit, debt, due, sum of money, account, reckoning, bond, bill, specialty, variance, covenant, trespass, damage, demand (whether written or oral), agreement, promise, liability, controversy, cost, expense, attorneys’ fee and loss of any sort whatsoever, whether in law or in equity (including, without limitation, injunctions, accountings, restitution and disgorgement), and whether based on any federal, state or foreign statutory or common-law right of action or otherwise (including, without limitation, claims based upon the Securities Exchange Act of 1934), foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, existing now or sought to be created in the future, including Unknown Claims, that (a) one or more of Lead Plaintiffs or any other Settlement Class Member (i) asserted in the Complaint or in any other complaint filed in this Action or in any action consolidated into this Action, or (ii) could have asserted or could assert in any forum, that arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions or circumstances involved, set forth, or referred to in the Complaint and that relate to the purchase or acquisition of Lumber Liquidators Securities during the Settlement Class Period or (b) that arise out of or relate in any way to the defense or settlement of the claims asserted in this Action against the Defendants. Released Plaintiffs’ Claims do not include (i) any claims relating to the enforcement of the Settlement; and (ii) any claims of any person or entity who or which submits a request for exclusion that is accepted by the Court.

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(bbb)     “Releasee(s)” means each and any of the Defendants’ Releasees and each and any of the Plaintiffs’ Releasees.

(ccc)      “Releases” means the releases set forth in ¶¶ 5-6 of this Stipulation.

(ddd)     “Settlement” means the settlement between Lead Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation.

(eee)      “Settlement Amount” means the Settlement Cash and Settlement Stock.

(fff)        “Settlement Cash” means twenty-six million dollars ($26,000,000) in cash to be paid in accordance with ¶8 hereof.

(ggg)     “Settlement Class” means all persons or entities who, during the Settlement Class Period, purchased or otherwise acquired Lumber Liquidators Common Stock or Lumber Liquidators Call Options, or sold Lumber Liquidators Put Options, and were damaged thereby. Excluded from the Settlement Class are Defendants, the directors and Officers of Lumber Liquidators at all relevant times, members of their Immediate Families and their heirs, successors or assigns, and any entity in which any Defendant or any member of the Immediate Family of any Individual Defendant has or had a controlling interest. Also excluded from the Settlement Class are any persons and entities who or which exclude themselves by submitting a request for exclusion that is accepted by the Court.

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(hhh)     “Settlement Class Member” means each person and entity who or which is a member of the Settlement Class.

(iii)         “Settlement Class Period” or “Class Period” means the period from February 22, 2012 through February 27, 2015, inclusive.

(jjj)        “Settlement Fund” means the Settlement Amount plus any and all interest earned thereon.

(kkk)      “Settlement Hearing” means the hearing set by the Court under Rule 23(e)(2) of the Federal Rules of Civil Procedure to consider final approval of the Settlement.

(lll)        “Settlement Stock” means one million (1,000,000) shares of freely tradeable Lumber Liquidators common stock to be transferred in accordance with ¶8 hereof.

(mmm)   “State Derivative Actions” means the action pending in the Delaware Court of Chancery captioned Costello v. Sullivan, et al., No. 10764-CB, and the action pending in the Circuit Court of the City of Williamsburg and County of James City, Virginia captioned McBride v. Sullivan, et al., No. CL15-000453-00.

(nnn)     “Summary Notice” means the Summary Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses, substantially in the form attached hereto as Exhibit 3 to Exhibit A, to be published as set forth in the Preliminary Approval Order.

(ooo)     “Taxes” means: (i) all federal, state and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Settlement Fund; (ii) the expenses and costs incurred by Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants); and (iii) all taxes imposed on payments by the Settlement Fund, including withholding taxes.

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(ppp)     “Unknown Claims” means any and all Released Plaintiffs’ Claims that Lead Plaintiffs, any other Settlement Class Member or any Plaintiffs’ Releasee does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims that any Defendant or any Defendants’ Releasee does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiffs and Defendants shall expressly waive, and each of the other Settlement Class Members, Plaintiffs’ Releasee and Defendants’ Releasee shall be deemed to have waived, and by operation of the Judgment or the Alternate Judgment, if applicable, shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lead Plaintiffs and Defendants acknowledge, and each of the other Settlement Class Members, Plaintiffs’ Releasees and Defendants’ Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

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CLASS CERTIFICATION

2.             Solely for purposes of the Settlement and for no other purpose, Defendants stipulate and agree to: (a) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Settlement Class; (b) certification of Lead Plaintiffs as Class Representatives for the Settlement Class; and (c) appointment of Lead Counsel as Class Counsel for the Settlement Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure.

PRELIMINARY APPROVAL OF SETTLEMENT

3.             Promptly upon execution of this Stipulation, Lead Plaintiffs will move for preliminary approval of the Settlement, certification of the Settlement Class for settlement purposes only, and the scheduling of a hearing for consideration of final approval of the Settlement, which motion shall be unopposed by Defendants. Concurrently with the motion for preliminary approval, Lead Plaintiffs shall apply to the Court for, and Defendants shall agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit A.

RELEASE OF CLAIMS

4.             The obligations incurred pursuant to this Stipulation are in consideration of: (i) the full and final disposition of the Action as against Defendants, and (ii) the Releases provided for herein.

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5.             Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and on behalf of (as applicable) their agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, shall be deemed to have, and by operation of law and of the Judgment or the Alternate Judgment, if applicable, shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim against Defendants and the other Defendants’ Releasees and shall forever be barred and enjoined from prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

6.             Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date of the Settlement, Defendants and the other Defendants’ Releasees, on behalf of themselves, and on behalf of (as applicable) their agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, and by operation of law and of the Judgment or the Alternative Judgement, if applicable, shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim against Lead Plaintiffs and the other Plaintiffs’ Releasees, and shall forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees. This release shall not apply to any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court.

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7.             Notwithstanding ¶¶ 5-6 above, nothing in the Judgment, or the Alternate Judgment, if applicable, shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment, or Alternate Judgment, if applicable.

THE SETTLEMENT CONSIDERATION

8.              In consideration of the settlement of the Released Plaintiffs’ Claims against Defendants and the other Defendants’ Releasees, Lumber Liquidators shall pay or cause to be paid the Settlement Amount as set forth herein.

(a)          The Insurance Carriers shall deposit into the Registry of the Court the Insurance Proceeds as soon as practicable following the entry of an Order by the Court in the Interpleader Action granting the Insurance Carriers’ Motion to Deposit the Insurance Proceeds and authorizing the Clerk of the Court to accept the Insurance Proceeds (the “Motion to Deposit”). The Insurance Carriers shall file the Motion to Deposit simultaneously with the filing of the Interpleader Action. The Insurance Proceeds shall be disbursed by the Clerk of the Court to the Escrow Account if and to the extent a Final decision in the Interpleader Action authorizes such disbursement. Subject to a Final decision in the Interpleader Action authorizing disbursement, the amount of $26,000,000 (the “Settlement Cash”) is due and payable no later than ten (10) calendar days after the date of entry by the Court of an order preliminarily approving the Settlement, and shall be paid into the Escrow Account no later than five (5) calendar days after Final decision of the Interpleader Action pursuant to ¶9 below. Payment of the Settlement Cash is subject to a “pass through” structure related to the settlement of the Federal Derivative Actions, to be paid by the Registry of the Court either directly, or indirectly through Lumber Liquidators into the Escrow Account. In the event that the money to fund the Settlement Cash does not become available through the Interpleader Action described in paragraph 9 below, Defendants have the option, but not the obligation, to fund the Settlement Cash.

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(b)          Lumber Liquidators will transfer the Settlement Stock to a designee of Lead Plaintiffs’ choosing within seven (7) calendar days after final approval of the Settlement by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Any stock price movement risk is assumed by the Parties, except that the total number of shares to be distributed will be adjusted to reflect any changes due to stock splits, stock dividends, reverse stock splits, or any conversions of stock resulting from a merger or acquisition that occur from April 26, 2016, until the time of the applicable distribution. All costs, including those of Lumber Liquidators’ transfer agent, incurred in issuing the Settlement Stock shall be borne by Lumber Liquidators. The Settlement Stock shall be duly and validly issued, fully paid, non-assessable and free from all liens and encumbrances and the Parties stipulate that the Court must find and order in the Judgment, among other things, that the Settlement Stock is exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Lead Counsel shall hold the Settlement Stock as fiduciary for the benefit of the Settlement Class Members prior to the distribution of such Settlement Stock. Prior to the distribution of the Settlement Stock to the Settlement Class Members, Lead Counsel shall have the option, in their sole discretion, of selling all or any portion of the Settlement Stock, provided that the proceeds of any such sale shall be placed initially in the Escrow Account established by the Escrow Agent. If Lead Counsel choose to sell some portion of the Settlement Stock, the shares sold must be sold on the New York Stock Exchange over no less than five (5) trading days with no more than two hundred thousand (200,000) shares to be sold on any one trading day. Neither Lead Plaintiffs, the Settlement Class Members, nor Defendants shall have a claim against Lead Counsel or Lead Plaintiffs, or any of their agents, based on the disposition of the Settlement Stock or distributions made in accordance with this Stipulation.

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9.             Within seven (7) business days of Lead Plaintiffs filing this Stipulation with the Court, the Insurance Carriers will file the Interpleader Action with the Court (provided that Lead Plaintiffs notify the Insurance Carriers ten (10) business days in advance of the date on which Lead Plaintiffs intend to file this Stipulation with the Court), designating the Interpleader Action as related to this Action. The Insurance Carriers have informed the Parties that they intend to name as parties to the Interpleader Action all persons or entities that have made or are now making a claim on the Insurance Proceeds. The Insurance Carriers will submit to the Registry of the Court the remaining limits of the Insurance Proceeds as provided in Paragraph 8(a) above, and will seek in the Interpleader Action a complete discharge of their obligations under their respective Insurance Policies and at law. The Parties to this Action will not oppose or otherwise object to the Insurance Carriers’ efforts to obtain a judicial discharge of their obligations under the Insurance Policies and at law. Defendants will request and advocate to the Court for payment of all Insurance Proceeds towards the Settlement Fund in this Action, subject to a pass through structure related to the Federal Derivative Actions. Lumber Liquidators will seek, in good faith and using its best efforts, releases from all persons or entities that might have a claim or entitlement to the Insurance Proceeds prior to the filing of the Interpleader Action. Defendants and the Derivative Actions Individual Defendants will provide standard claims and policy releases to the Insurance Carriers with respect to the Action, the Derivative Actions, the facts and matters alleged in or underlying the Action or in the Derivative Actions, and the Insurance Policies.

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10.           Lumber Liquidators acknowledges that it has pre-existing indemnification and advancement obligations to its current and former officers, directors and employees, including everyone who has filed claims under the policies. Following payment of the Settlement Cash into the Escrow Account, Lumber Liquidators will continue to honor its pre-existing indemnification/advancement obligations for its directors, officers and employees in all pending securities and derivative litigation, as well as all pending regulatory and government investigations, and will pay costs incurred by its directors, officers and employees in all pending securities and derivative litigation, as well as all pending regulatory and government investigations, consistent with its indemnification/advancement obligations and/or authority under Lumber Liquidators’ by-laws and the Delaware General Corporation Law. Nothing in this Stipulation should be construed to limit the pre-existing indemnification and advancement obligations that Lumber Liquidators has to its current and former officers, directors, and employees. The indemnification/advancement obligations set forth in this paragraph, as well as the existence of Side A-only insurance for non-indemnifiable loss, shall be included in the proposed Preliminary Approval Order and the proposed Judgment attached as exhibits hereto.

USE OF SETTLEMENT FUND

11.           The Settlement Fund shall be used to pay: (a) any Taxes, (b) any Notice and Administration Costs, (c) any Litigation Expenses awarded by the Court; and (d) any attorneys’ fees awarded by the Court. The balance remaining in the Settlement Fund, that is, the Net Settlement Fund, shall be distributed to Authorized Claimants as provided in ¶¶21-32 below.

12.            Except as provided herein or pursuant to orders of the Court, the Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest all funds exclusively in accounts backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, including a U.S. Treasury Fund or a bank account that is either (a) fully insured by the Federal Deposit Insurance Corporation ("FDIC") or (b) secured by instruments backed by the full faith and credit of the United States Government. The Escrow Agent shall reinvest the proceeds of these accounts as they mature in similar instruments at their then-current market rates. Interest earned on the money deposited into the Escrow Account shall be part of the Settlement Fund.

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13.            The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation §1.468B-1 and that Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation §1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation §1.468B-2(k)) for the Settlement Fund. Lead Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. The Defendants’ Releasees shall not have any liability or responsibility for any such Taxes. Upon written request, Defendants will provide to Lead Counsel the statement described in Treasury Regulation §1.468B-3(e). Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

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14.           All Taxes shall be paid out of the Settlement Fund, and shall be timely paid by the Escrow Agent pursuant to the disbursement instructions to be set forth in the Escrow Agreement, and without further order of the Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. The Defendants’ Releasees shall have no responsibility or liability for the acts or omissions of Lead Counsel or their agents with respect to the payment of Taxes, as described herein.

15.           The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, no Defendant, Defendants’ Releasee, or any other person or entity who or which paid any portion of the Settlement Amount shall have any right to the return of any portion thereof for any reason whatsoever, including without limitation, the number of Claim Forms submitted, the collective amount of Claims of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.

16.           Notwithstanding the fact that the Effective Date of the Settlement has not yet occurred, and subject to ¶17 below, Lead Counsel may pay from the Settlement Fund, without further approval from Defendants or further order of the Court, all Notice and Administration Costs actually incurred and paid or payable. Such costs and expenses shall include, without limitation, the actual costs of printing and mailing the Notice, publishing the Summary Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice, administering the Settlement (including processing the submitted Claims), and the fees, if any, of the Escrow Agent. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall not be returned or repaid to Defendants, any of the other Defendants’ Releasees, or any other person or entity who or which paid any portion of the Settlement Amount.

17.           In the event that the Settlement Cash has not yet been deposited into the Escrow Account, and notwithstanding that the “Effective Date” has not yet occurred, Lumber Liquidators shall pay or cause to be paid into the Escrow Account $200,000 within five (5) business days of the date of entry of the Preliminary Approval Order, which shall be used to pay the Notice and Administration Costs up to $200,000. Lumber Liquidators shall be reimbursed for such amounts paid, upon deposit of the Settlement Cash into the Escrow Account. In the event that the Settlement is terminated pursuant to the terms of this Stipulation, all Notice and Administration Costs paid or incurred, including any related fees, shall be repaid to Lumber Liquidators exclusively by the Insurance Carriers, subject to the availability of Insurance Proceeds and the return of Insurance Proceeds as set forth in ¶36. The obligation under any Insurance Policy to reimburse Lumber Liquidators for the administrative fees/costs will apply only to the extent that such administrative fees/costs are otherwise covered and payable under the particular Insurance Policy.

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ATTORNEYS’ FEES AND LITIGATION EXPENSES

18.           Lead Counsel will apply to the Court for a collective award of attorneys’ fees to Plaintiffs’ Counsel to be paid from (and out of) the Settlement Fund. Lead Counsel also will apply to the Court for an award of Litigation Expenses, which may include a request for a Reimbursement to Lead Plaintiffs, to be paid from (and out of) the Settlement Fund. Lead Counsel’s application for an award of attorneys’ fees and/or Litigation Expenses are not the subject of any agreement between Defendants and Lead Plaintiffs other than what is set forth in this Stipulation.

19.           Any cash portion of attorneys’ fees and Litigation Expenses that are awarded by the Court shall be paid to Lead Counsel immediately upon the Insurance Proceeds being paid into the Escrow Account as provided in ¶9 above, and any stock portion of the attorneys’ fees and Litigation Expenses awarded by the Court shall be transferred to Lead Counsel no later than ten (10) calendar days after final approval of the Settlement by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s obligation to (i) refund such cash amounts to the Escrow Account, plus accrued interest at the same net rate as is earned by the Settlement Fund, and (ii) return to Lead Plaintiffs’ designee the unsold Settlement Stock and the proceeds of any Settlement Stock that had been sold. Plaintiffs’ Counsel shall make the appropriate refund, repayment or transfer in full no later than thirty (30) days after: (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the award of attorneys’ fees and/or Litigation Expenses has become Final. An award of attorneys’ fees and/or Litigation Expenses is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein. Neither Lead Plaintiffs nor Lead Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses.

20.           Lead Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Action. Defendants’ Releasees shall have no responsibility for or liability whatsoever with respect to the payment, allocation or award of attorneys’ fees or Litigation Expenses. The attorneys’ fees and/or Litigation Expenses that are awarded shall be payable solely from the Escrow Account.

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NOTICE AND SETTLEMENT ADMINISTRATION

21.           As part of the Preliminary Approval Order, Lead Plaintiffs shall seek appointment of a Claims Administrator. The Claims Administrator shall administer the Settlement, including but not limited to the process of receiving, reviewing and approving or denying Claims, under Lead Counsel’s supervision and subject to the jurisdiction of the Court. Other than Defendants’ obligation to provide or cause to be provided Lumber Liquidators’ security holder records as provided in ¶22 below, none of the Defendants, nor any other Defendants’ Releasees, shall have any involvement in or any responsibility, authority or liability whatsoever for the selection of the Claims Administrator, the Plan of Allocation, the administration of the Settlement, the claims process, or disbursement of the Net Settlement Fund, and shall have no liability whatsoever to any person or entity, including, but not limited to, Lead Plaintiffs, any other Settlement Class Members or Lead Counsel in connection with the foregoing. Defendants’ Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms.

22.            In accordance with the terms of the Preliminary Approval Order to be entered by the Court, Lead Counsel shall cause the Claims Administrator to mail the Notice and Proof of Claim Form to those members of the Settlement Class as may be identified through reasonable effort. Lead Counsel shall also cause the Claims Administrator to have the Summary Notice published in accordance with the terms of the Preliminary Approval Order to be entered by the Court. For the purposes of identifying and providing notice to the Settlement Class, Lumber Liquidators will use its best efforts to provide, or cause to be provided, to the Claims Administrator (at no cost to the Settlement Fund, Lead Counsel or the Claims Administrator) within seven (7) calendar days of the date of entry of the Preliminary Approval Order, Lumber Liquidators’ security holder lists (consisting of names and addresses) of the holders of Lumber Liquidators securities during the Settlement Class Period, in electronic form. The Claims Administrator shall receive Claims and determine first, whether the Claim is valid, in whole or part, and second, each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim compared to the total Recognized Claims of all Authorized Claimants (as set forth in the Plan of Allocation set forth in the Notice attached hereto as Exhibit 1 to Exhibit A, or in such other plan of allocation as the Court approves).

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23.           The Plan of Allocation proposed in the Notice is not a necessary term of the Settlement or of this Stipulation and it is not a condition of the Settlement or of this Stipulation that any particular plan of allocation be approved by the Court. Lead Plaintiffs and Lead Counsel may not cancel or terminate the Settlement (or this Stipulation) based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation in this Action. Defendants and the other Defendants’ Releasees shall not object in any way to the Plan of Allocation or any other plan of allocation in this Action. No Defendant, nor any other Defendants’ Releasees, shall have any involvement with or liability, obligation or responsibility whatsoever for the application of the Court-approved plan of allocation.

24.           Any Settlement Class Member who does not submit a valid Claim Form will not be entitled to receive any distribution from the Net Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation and Settlement, including the terms of the Judgment or, the Alternate Judgment, if applicable, to be entered in the Action and the releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims in the event that the Effective Date occurs with respect to the Settlement.

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25.           Lead Counsel shall be responsible for supervising the administration of the Settlement and the disbursement of the Net Settlement Fund subject to Court approval. No Defendant, or any other Defendants’ Releasees, shall be permitted to review, contest or object to any Claim Form, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Claim for payment by a Settlement Class Member. Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Claim Forms submitted in the interests of achieving substantial justice.

26.           For purposes of determining the extent, if any, to which a Settlement Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

(a)          Each Settlement Class Member shall be required to submit a Claim Form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, supported by such documents as are designated therein, including proof of the Claimant’s loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable;

(b)          All Claim Forms must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Notice. Any Settlement Class Member who fails to submit a Claim Form by such date shall be forever barred from receiving any distribution from the Net Settlement Fund or payment pursuant to this Stipulation (unless by Order of the Court such Settlement Class Member’s Claim Form is accepted), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Defendants’ Releasees with respect to any Released Plaintiffs’ Claim. Provided that it is mailed by the claim-submission deadline, a Claim Form shall be deemed to be submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted on the date when actually received by the Claims Administrator;

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(c)          Each Claim Form shall be submitted to and reviewed by the Claims Administrator who shall determine in accordance with this Stipulation and the plan of allocation the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below as necessary;

(d)          Claim Forms that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing, to give the Claimant the chance to remedy any curable deficiencies in the Claim Form submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

(e)          If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.

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27.           Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided, however, that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim. No discovery shall be allowed on the merits of this Action or of the Settlement in connection with the processing of Claim Forms.

28.           Lead Counsel will apply to the Court, on notice to Defendants’ Counsel, for a Class Distribution Order: (a) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (b) approving payment of any administration fees and expenses associated with the administration of the Settlement from the Escrow Account; and (c) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants from the Escrow Account.

29.           Payment pursuant to the Class Distribution Order shall be final and conclusive against all Settlement Class Members. All Settlement Class Members whose Claims are not approved by the Court for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, to be entered in this Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Defendants’ Releasees with respect to any and all of the Released Plaintiffs’ Claims.

30.           No person or entity shall have any Claim against Lead Plaintiffs, Lead Counsel, the Claims Administrator or any other agent designated by Lead Counsel, or the Defendants’ Releasees and/or their respective counsel, arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or any order of the Court. Lead Plaintiffs and the Defendants, and their respective counsel, and Lead Plaintiffs’ damages expert and all other Releasees shall have no liability whatsoever for the investment or distribution of the Settlement Fund or the Net Settlement Fund, the plan of allocation, or the determination, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.

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31.           If there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), Lead Counsel may reallocate such balance among Authorized Claimants in an equitable and economic fashion, subject to Court approval. Any balance remaining thereafter may be donated to an appropriate non-profit organization proposed by Lead Plaintiffs, subject to Court approval.

32.           All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. All Settlement Class Members and Parties to this Settlement expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.

TERMS OF THE JUDGMENT

33.           If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B.

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CONDITIONS OF SETTLEMENT AND EFFECT OF

DISAPPROVAL, CANCELLATION OR TERMINATION

34.           The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:

(a)          the Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit A attached hereto, as required by ¶3 above;

(b)          the Settlement Cash has been deposited into the Escrow Account in accordance with the provisions of ¶8 above;

(c)          the Settlement Stock has been transferred to Lead Plaintiffs’ designee in accordance with the provisions of ¶8 above;

(d)          Lead Plaintiffs and Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation; and

(e)          the Court has approved the Settlement as described herein, following notice to the Settlement Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure, and entered the Judgment and the Judgment has become Final, or the Court has entered an Alternate Judgment and none of the Parties seeks to terminate the Settlement and the Alternate Judgment has become Final.

35.           Upon the occurrence of all of the events referenced in ¶34 above, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished and the Releases herein shall be effective.

36.           If (i) Lumber Liquidators exercises its right to terminate the Settlement as provided in this Stipulation; (ii) Lead Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement; or (iv) the Effective Date as to the Settlement otherwise fails to occur, then:

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(a)          The Settlement and the relevant portions of this Stipulation shall be canceled and terminated.

(b)          Lead Plaintiffs and Defendants shall revert to their respective positions in the Action as of April 26, 2016.

(c)          The terms and provisions of this Stipulation, with the exception of this ¶36 and ¶¶16, 17, 19, 42, 65, and 66, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment, or Alternate Judgment, if applicable, or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

(d)          Within five (5) business days after joint written notification of termination is sent by Defendants’ Counsel and Lead Counsel to the Escrow Agent, (i) the Settlement Cash (including accrued interest thereon and any funds received by Lead Counsel consistent with ¶19 above), less any expenses and any costs which have either been disbursed or incurred and chargeable to Notice and Administration Costs and less any Taxes paid or due or owing shall be refunded by the Escrow Agent to the Registry of the Court, and (ii) the Settlement Stock (and any proceeds from the sale of Settlement Stock consistent with ¶8 and ¶19) shall be transferred from Lead Plaintiffs’ designee to Lumber Liquidators. In the event that the funds and stock received by Lead Counsel consistent with ¶19 above have not been refunded to the Escrow Account or transferred to Lead Plaintiffs’ designee within the five (5) business days specified in this paragraph, those funds shall be refunded to the Registry of the Court, and such stock shall be refunded/transferred by the Escrow Agent and Lead Plaintiffs’ designee to Lumber Liquidators (or such other persons or entities as Lumber Liquidators may direct) immediately upon their deposit into the Escrow Account or transfer to Lead Plaintiffs’ designee consistent with ¶19 above.

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37.           It is further stipulated and agreed that Lead Plaintiffs (unanimously) and Defendants (unanimously) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Fourth Circuit or the United States Supreme Court; or (e) the date upon which an Alternate Judgment is modified or reversed in any material respect by the United States Court of Appeals for the Fourth Circuit or the United States Supreme Court. The provisions of ¶36 above shall apply to any termination under this paragraph. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses or with respect to any plan of allocation shall not be considered material to the Settlement, shall not affect the finality of any Judgment or Alternate Judgment, if applicable, and shall not be grounds for termination of the Settlement.

38.           Lead Plaintiffs shall also have the right to terminate this Settlement if the Interpleader Action is not Final five (5) calendar days before the scheduled date for submission of the motion for final approval of the Settlement by notifying the other Party in writing before the scheduled date for the Settlement Hearing.

39.           Lead Plaintiffs shall also have the right to terminate this Settlement if, either due to a decision by the Court or for any reason: (i) Defendants do not pay or cause to be paid twenty-six million dollars ($26,000,000) into the Escrow Account at least two (2) calendar days before the scheduled date for submission of the motion for final approval of the Settlement; or (ii) Lumber Liquidators fails to transfer the Settlement Stock to a designee of Lead Plaintiffs’ choosing within seven (7) calendar days after final approval of the Settlement by the Court.

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40.           Lead Plaintiffs or all Insurance Carriers acting in unison will have the right to terminate the Settlement if the Insurance Carriers do not obtain in the Interpleader Action a complete, Final judicial discharge of their obligations under the policies.

41.           Defendants shall also have the right to terminate the Settlement in the event the Termination Threshold (defined below) has been reached, as set forth below.

(a)          The Parties agree that the Settlement is subject to the execution by the Parties of a confidential Supplemental Agreement Regarding Requests for Exclusion (“Supplemental Agreement”). The Supplemental Agreement will set forth certain conditions under which Defendants shall have the option to terminate the Settlement and render this Stipulation null and void in the event that requests for exclusion from the Settlement Class exceed certain agreed-upon criteria (the “Termination Threshold”). The Parties agree to maintain the confidentiality of the Termination Threshold in the Supplemental Agreement, which, unless otherwise ordered by the Court, shall not be filed with the Court, but it may be examined in camera, if so requested by the Court (unless otherwise required by court rule).

(b)          In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, with the exception of the provisions of ¶ 36, which shall continue to apply.

NO ADMISSION OF WRONGDOING

42.           Neither the MOU, this Stipulation (whether or not consummated), including the exhibits hereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the MOU and this Stipulation, nor any proceedings taken pursuant to or in connection with the MOU, this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):

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(a)          shall be offered against any of the Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Releasees with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any Claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(b)          shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

(c)          shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

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43.           Defendants may file this Stipulation and/or the Judgment or Alternative Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, statute of limitations, statute of repose, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim, or to effectuate any liability protection granted them under any applicable insurance policies. The Parties may file this Stipulation and/or the Judgment or Alternative Judgment in any action that may be brought to enforce the terms of this Stipulation and/or the Judgment or Alternative Judgment. All Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement.

MISCELLANEOUS PROVISIONS

44.           All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

45.           The terms of the Stipulation shall supersede the terms of the MOU.

46.           Defendants warrant that, as to the payments made or to be made by or on behalf of them, at the time of entering into this Stipulation and at the time of such payment, they, or to their knowledge any persons or entities contributing to the payment of the Settlement Amount, were not insolvent, nor will the payment required to be made by or on behalf of them render them insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§101 and 547 thereof. This representation is made by each of the Defendants and not by their counsel.

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47.           If a trustee, receiver, conservator, or other fiduciary is appointed under Title 11 of the United States Code (Bankruptcy), or any similar law, and a final order of a court of competent jurisdiction determines that the transfer of money or any portion thereof to the Settlement Fund or any portion thereof by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such portion is returned and such amount is not deposited into the Settlement Fund by others within five (5) business days, then, at the election of Lead Plaintiffs, Lead Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the Releases given and the Judgment or Alternate Judgment, if applicable, entered in favor of Defendants and the other Releasees pursuant to this Stipulation, in which event the releases and Judgment, or Alternate Judgment, if applicable, shall be null and void, and the Parties shall be restored to their respective positions in the litigation as provided in ¶36 above and any cash amounts in the Settlement Fund (less any Taxes paid, due or owing with respect to the Settlement Fund and less any expenses and any costs which have either been disbursed or incurred and chargeable to Notice and Administration Costs) shall be returned as provided in ¶36.

48.           The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Lead Plaintiffs and any other Settlement Class Members against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims. Accordingly, Lead Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by Lead Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. No Party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the institution, prosecution, defense, or settlement of this Action. The Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

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49.           While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, Lead Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by either Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

50.           The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Lead Plaintiffs and Defendants (or their successors in interest).

51.           The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

52.           The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation, including the Plan of Allocation (or such other plan of allocation as may be approved by the Court) and the distribution of the Net Settlement Fund to Settlement Class Members.

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53.           The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

54.           This Stipulation, its exhibits and the Supplemental Agreement constitute the entire agreement among Lead Plaintiffs and Defendants concerning the Settlement. All Parties acknowledge that no other representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation, its exhibits or the Supplemental Agreement other than those contained and memorialized in such documents.

55.           Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, or work product protection.

56.           Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

57.           This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

58.           This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize.

59.           The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Virginia without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

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60.           Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in the Court.

61.           This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

62.           All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

63.           Lead Plaintiffs agree that they will not request to be excluded from the Settlement Class.

64.           Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

65.           If any disputes arise out of finalization of the Settlement documentation or the Settlement itself prior to the submission of Lead Plaintiffs’ motion for preliminary approval of the Settlement, those disputes will be resolved by Hon. Daniel Weinstein (Ret.) or Jed Melnick, Esq. who have full authority to make binding determinations. If for any reason neither Judge Weinstein nor Mr. Melnick are available or both have a conflict, a substitute neutral will be agreed upon by the Parties, or in the absence of an agreement, appointed by Judge Weinstein or Mr. Melnick.

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66.           If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Lead Plaintiffs or Lead Counsel:	Pomerantz LLP
Attn: Jeremy A. Lieberman, Esq.
600 Third Avenue, 20th Floor
New York, NY 10016
Telephone: (212) 661-1100
Facsimile: (212) 661-8665
Email: jalieberman@pomlaw.com

and

Bernstein Litowitz Berger &
Grossmann LLP
Attn: David Stickney, Esq.
12481 High Bluff Drive, Suite 300
San Diego, CA 92130
Telephone: (858) 793-0070
Facsimile: (858) 793-0323
Email: davids@blbglaw.com

If to Defendants Lumber Liquidators	Cooley LLP
Holdings, Inc.:	Attn: Lyle Roberts
1299 Pennsylvania Avenue, N.W., Suite 700
Washington, DC 20004
Telephone: (202) 842-7800
Facsimile: (202) 842-7899
lroberts@cooley.com

If to Defendant Thomas D. Sullivan:	Baker & McKenzie LLP
Brian L. Whisler
815 Connecticut Avenue, N.W.
Washington, DC 20006
Telephone: (202) 452-7019
Facsimile: (202) 416-6937
brian.whisler@bakermckenzie.com

42

If to Defendant Daniel E. Terrell:	Debevoise & Plimpton LLP
Jonathan R. Tuttle
800 Pennsylvania Ave., N.W., Suite 500
Washington, DC 20004
Telephone: (202) 383-8124
Facsimile: (202) 383-8118
jrtuttle@debevoise.com

If to Defendant William K. Schlegel:	Hughes Hubbard & Reed LLP
Sean Reilly
1775 I Street, N.W., Suite 600
Washington, DC 20006-2401
Telephone: (202) 721-4600
Facsimile: (202) 721-4646
sean.reilly@hugheshubbard.com

If to Defendant Robert M. Lynch:	Proskauer Rose LLP
Ralph C. Ferrara
1001 Pennsylvania Avenue, N.W.
Suite 600 South
Washington, DC 20004
Telephone: (202) 416-6810
Facsimile: (202) 416-6899
cbertram@proskauer.com

67.           Except as otherwise provided herein, each Party shall bear its own costs.

68.           Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings in connection with the Stipulation confidential.

69.           All designations and agreements made and orders entered during the course of this Action relating to the confidentiality of documents or information shall survive this Settlement.

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70.           No opinion or advice concerning the tax consequences of the proposed Settlement to individual Settlement Class Members is being given or will be given by the Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation. Each Settlement Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Settlement Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Settlement Class Member.

71.           Lumber Liquidators shall cause to be issued notice contemplated by the Class Action Fairness Act of 2005 within ten (10) calendar days of Lead Plaintiffs’ filing of this Stipulation with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of June 15, 2016.

POMERANTZ LLP

By:	/s/ Jeremy A. Lieberman
Jeremy A. Lieberman
Michael J. Wernke
Michele S. Carino
600 Third Avenue, 20th Floor
New York, NY 10016
Telephone: (212) 661-1100
Facsimile: (212) 661-8665
-and-
POMERANTZ LLP
Patrick V. Dahlstrom
10 South LaSalle Street, Suite 3505
Chicago, IL 60603
Telephone: (312) 377-1181
Facsimile: (312) 377-1184

Co-Lead Counsel for Lead Plaintiffs
and the Settlement Class

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BERNSTEIN LITOWITZ BERGER
& GROSSMANN LLP

By:	/s/ David R. Stickney
David R. Stickney
Jonathan D. Uslaner
Brett M. Middleton
12481 High Bluff Drive, Suite 300
San Diego, CA 92130
Telephone: (858) 793-0070
Facsimile: (858) 793-0323
-and-
BERNSTEIN LITOWITZ BERGER
& GROSSMANN LLP
Gerald H. Silk
Avi Josefson
Scott R. Foglietta
1251 Avenue of the Americas, 44th Floor
New York, NY 10020
Telephone: (212) 554-1400
Facsimile: (212) 554-1444

Co-Lead Counsel for Lead Plaintiffs
and the Settlement Class

COOLEY LLP

By:	/s/ Lyle Roberts
Lyle Roberts
George E. Anhang
1299 Pennsylvania Avenue, N.W.
Suite 700
Washington, DC 20004
Telephone: (202) 842-7800
Facsimile: (202) 842-7899
-and-
COOLEY LLP
Jonathan P. Bach
1114 Avenue of the Americas
New York, NY 10036-7798
Telephone: (212) 479-6000
Facsimile: (212) 479-6275
jbach@cooley.com

45

Counsel for Defendant Lumber
Liquidators Holdings, Inc.

BAKER & MCKENZIE LLP

By:	/s/ Brian L. Whisler
Brian L. Whisler
Jennifer Ancona Semko
815 Connecticut Avenue, N.W.
Washington, DC 20006
Telephone: (202) 452-7019
Facsimile: (202) 416-6937

Counsel for Defendant Thomas D. Sullivan

DEBEVOISE & PLIMPTON LLP

By:	/s/ Jonathan R. Tuttle
Jonathan R. Tuttle
800 Pennsylvania Ave., N.W., Suite 500
Washington, DC 20004
Telephone: (202) 383-8124
Facsimile: (202) 383-8118

Counsel for Defendant Daniel E. Terrell

46

HUGHES HUBBARD & REED LLP

By:	/s/ Elizabeth Solander
Sean Reilly
Kevin T. Abikoff
John F. Wood
1775 I Street, N.W., Suite 600
Washington, DC 20006-2401
Telephone: (202) 721-4600
Facsimile: (202) 721-4646

Counsel for Defendant William K. Schlegel

PROSKAUER ROSE LLP

By:	/s/ Ann M. Ashton
Connie N. Bertram
Ralph C. Ferrara
Ann M. Ashton
1001 Pennsylvania Avenue, N.W.
Suite 600 South
Washington, DC 20004
Telephone: (202) 416-6810
Facsimile: (202) 416-6899
-and-
PROSKAUER ROSE LLP
Jonathan Richman
11 Times Square
New York, NY 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Counsel for Defendant Robert M. Lynch

47

Exhibit A

1

IN THE UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF VIRGINIA

Newport News Division

)
	)	Master No. 4:13-cv-00157-AWA-DEM
IN RE LUMBER LIQUIDATORS	)	Hon. Arenda L. Wright Allen
HOLDINGS, INC. SECURITIES	)
LITIGATION	)
)
)

[PROPOSED] ORDER PRELIMINARILY APPROVING

SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, a securities class action is pending in this Court entitled In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM (the “Action”);

WHEREAS, (a) Lead Plaintiffs, Gregg Kiken, Keith Foster, David Lorenzo and Charles Hickman, on behalf of themselves and the Settlement Class (defined below), and (b) defendant Lumber Liquidators Holdings, Inc. (“Lumber Liquidators”), and defendants Thomas D. Sullivan, Robert M. Lynch, Daniel Terrell and William K. Schlegel (collectively, the “Individual Defendants,” and, together with Lumber Liquidators, the “Defendants”) have determined to settle all claims asserted against Defendants in this Action with prejudice on the terms and conditions set forth in the Stipulation and Agreement of Settlement (the “Stipulation”) subject to approval of this Court (the “Settlement”);

WHEREAS, Lead Plaintiffs have made an application, pursuant to Rule 23 of the Federal Rules of Civil Procedure, for an order preliminarily approving the Settlement in accordance with the Stipulation, certifying the Settlement Class for purposes of the Settlement only, and allowing notice to Settlement Class Members as more fully described herein;

2

WHEREAS, the Court has read and considered: (a) Lead Plaintiffs’ motion for preliminary approval of the Settlement, and the papers filed and arguments made in connection therewith; and (b) the Stipulation and the exhibits attached thereto; and

WHEREAS, unless otherwise defined herein, all capitalized words contained herein shall have the same meanings as they have in the Stipulation;

NOW THEREFORE, IT IS HEREBY ORDERED:

1.          Class Certification for Settlement Purposes – Pursuant to Rule 23(a) and (b)(3) of the Federal Rules of Civil Procedure, the Court certifies, solely for purposes of effectuating the proposed Settlement, a Settlement Class consisting of all persons or entities who, during the Settlement Class Period of February 22, 2012, through February 27, 2015, inclusive, purchased or otherwise acquired Lumber Liquidators Common Stock or Lumber Liquidators Call Options, or sold Lumber Liquidators Put Options, and were damaged thereby. Excluded from the Settlement Class are Defendants, the directors and Officers of Lumber Liquidators at all relevant times, members of their Immediate Families and their heirs, successors or assigns, and any entity in which any Defendant or any member of the Immediate Family of any Individual Defendant has or had a controlling interest. Also excluded from the Settlement Class are any persons or entities who or which exclude themselves by submitting a request for exclusion that is accepted by the Court.

2.          Class Findings – Solely for purposes of the proposed Settlement of this Action, the Court finds that each element required for certification of the Settlement Class pursuant to Rule 23 of the Federal Rules of Civil Procedure has been met: (a) the members of the Settlement Class are so numerous that their joinder in the Action would be impracticable; (b) there are questions of law and fact common to the Settlement Class which predominate over any individual questions; (c) the claims of Lead Plaintiffs in the Action are typical of the claims of the Settlement Class; (d) Lead Plaintiffs and Lead Counsel have and will fairly and adequately represent and protect the interests of the Settlement Class; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the Action.

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3.          The Court hereby finds and concludes that pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, Lead Plaintiffs Gregg Kiken, Keith Foster, David Lorenzo and Charles Hickman are adequate class representatives and certifies them as the Class Representatives for the Settlement Class. The Court also appoints Lead Counsel as Class Counsel for the Settlement Class, pursuant to Rule 23(g) of the Federal Rules of Civil Procedure.

4.          Preliminary Approval of the Settlement – The Court hereby preliminarily approves the Settlement, as embodied in the Stipulation, as being fair, reasonable and adequate to the Settlement Class, subject to further consideration at the Settlement Hearing to be conducted as described below.

5.          Settlement Hearing – The Court will hold a settlement hearing (the “Settlement Hearing”) on _____________, 2016 at __:__ _.m. in Courtroom 3 of the Walter E. Hoffman United States Courthouse, 600 Granby Street, Norfolk, VA 23510, for the following purposes: (a) to determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Settlement Class, and should be approved by the Court; (b) to determine whether a Judgment substantially in the form attached as Exhibit B to the Stipulation should be entered dismissing the Action with prejudice against Defendants; (c) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable and should be approved; (d) to determine whether the motion by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses should be approved; and (e) to consider any other matters that may properly be brought before the Court in connection with the Settlement. Notice of the Settlement and the Settlement Hearing shall be given to Settlement Class Members as set forth in paragraph 7 of this Order.

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6.           The Court may adjourn the Settlement Hearing without further notice to the Settlement Class, and may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to the Settlement Class.

7.           Retention of Claims Administrator and Manner of Giving Notice – Lead Counsel are hereby authorized to retain A.B. Data, Ltd. (the “Claims Administrator”) to supervise and administer the notice procedure in connection with the proposed Settlement as well as the processing of Claims as more fully set forth below. Notice of the Settlement and the Settlement Hearing shall be given by Lead Counsel as follows:

(a)          Lumber Liquidators will use its best efforts to provide, or cause to be provided, to the Claims Administrator (at no cost to the Settlement Fund, Lead Counsel or the Claims Administrator) within seven (7) calendar days of the date of entry of this Order, Lumber Liquidators’ security holder lists (consisting of names and addresses) of the holders of Lumber Liquidators securities during the Settlement Class Period, in electronic form;

(b)          not later than ten (10) business days after the date of entry of this Order (the “Notice Date”), the Claims Administrator shall cause a copy of the Notice and the Claim Form, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively (the “Notice Packet”), to be mailed by first-class mail to potential Settlement Class Members at the addresses set forth in the records provided by Lumber Liquidators or in the records which Lumber Liquidators caused to be provided, or who otherwise may be identified through further reasonable effort;

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(c)          contemporaneously with the mailing of the Notice Packet, the Claims Administrator shall cause copies of the Notice and the Claim Form to be posted on a website to be developed for the Settlement, from which copies of the Notice and Claim Form can be downloaded;

(d)          not later than five (5) business days after the Notice Date, the Claims Administrator shall cause the Summary Notice, substantially in the form attached hereto as Exhibit A-3, to be published once in the Investors’ Business Daily and to be transmitted once over the PR Newswire; and

(e)          not later than seven (7) calendar days prior to the Settlement Hearing, Lead Counsel shall serve on Defendants’ Counsel and file with the Court proof, by affidavit or declaration, of such mailing and publication.

8.            Approval of Form and Content of Notice – The Court (a) approves, as to form and content, the Notice, the Claim Form, and the Summary Notice annexed hereto as Exhibits A-1, A-2 and A-3, respectively, and (b) finds that the mailing and distribution of the Notice and Claim Form and publishing of the Summary Notice substantially in the manner and form set forth in ¶ 7 of this Order (i) is the best notice practicable under the circumstances; (ii) constitutes notice that is reasonably calculated, under the circumstances, to apprise Settlement Class Members of the pendency of the Action, the effect of the proposed Settlement (including the Releases to be provided thereunder), of Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, of their right to object to the Settlement, the Plan of Allocation and/or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses, of their right to exclude themselves from the Settlement Class, and of their right to appear at the Settlement Hearing; (iii) constitutes due, adequate and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iv) satisfies the requirements of Federal Rule of Civil Procedure 23, the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended, including the Private Securities Litigation Reform Act of 1995, due process, and all other applicable law and rules. The date and time of the Settlement Hearing shall be included in the Notice and Summary Notice before they are mailed and published, respectively.

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9.          Nominee Procedures – Brokers and other nominees who purchased (or, as applicable, sold) Lumber Liquidators Securities during the Settlement Class Period for the benefit of another person or entity shall: (a) within seven (7) calendar days of receipt of the Notice, request from the Claims Administrator sufficient copies of the Notice Packet to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notice Packets forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of the Notice, send a list of the names and addresses of all such beneficial owners to the Claims Administrator in which event the Claims Administrator shall promptly mail the Notice Packet to such beneficial owners. Upon full compliance with this Order, such nominees may seek reimbursement of their reasonable expenses actually incurred in complying with this Order by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Such properly documented expenses incurred by nominees in compliance with the terms of this Order shall be paid from the Settlement Fund, with any disputes as to the reasonableness or documentation of expenses incurred subject to review by the Court.

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10.         Participation in the Settlement – Settlement Class Members who wish to participate in the Settlement and to be potentially eligible to receive a distribution from the Net Settlement Fund must complete and submit a Claim Form in accordance with the instructions contained therein. Unless the Court orders otherwise, all Claim Forms must be postmarked no later than one hundred twenty (120) calendar days after the Notice Date. Notwithstanding the foregoing, Lead Counsel may, at their discretion, accept for processing late Claims provided such acceptance does not delay the distribution of the Net Settlement Fund to the Settlement Class. By submitting a Claim, a person or entity shall be deemed to have submitted to the jurisdiction of the Court with respect to his, her or its Claim and the subject matter of the Settlement.

11.         Each Claim Form submitted must satisfy the following conditions: (a) it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph; (b) it must be accompanied by adequate supporting documentation for the transactions and holdings reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional and holding information found in a broker confirmation slip or account statement, or such other documentation as is deemed adequate by Lead Counsel or the Claims Administrator; (c) if the person executing the Claim Form is acting in a representative capacity, a certification of his, her or its current authority to act on behalf of the Settlement Class Member must be included in the Claim Form to the satisfaction of Lead Counsel or the Claims Administrator; and (d) the Claim Form must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

12.         Any Settlement Class Member who or which does not timely and validly submit a Claim Form or whose Claim is not otherwise approved by the Court: (a) shall be deemed to have waived his, her or its right to share in the Net Settlement Fund; (b) shall be forever barred from participating in any distributions therefrom; (c) shall be bound by the provisions of the Stipulation and the Settlement and all proceedings, determinations, orders and judgments in the Action relating thereto, including, without limitation, the Judgment or Alternate Judgment, if applicable, and the Releases provided for therein, whether favorable or unfavorable to the Settlement Class; and (d) will be barred from commencing, maintaining or prosecuting any of the Released Plaintiffs’ Claims against each and all of the Defendants’ Releasees, as more fully described in the Stipulation and Notice. Notwithstanding the foregoing, late Claim Forms may be accepted for processing as set forth in paragraph 10 above.

8

13.         Exclusion From the Settlement Class – Any member of the Settlement Class who wishes to exclude himself, herself or itself from the Settlement Class must request exclusion in writing within the time and in the manner set forth in the Notice, which shall provide that: (a) any such request for exclusion from the Settlement Class must be mailed or delivered such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing, to: In re Lumber Liquidators Holdings, Inc. Securities Litigation, EXCLUSIONS, c/o A.B. Data, Ltd., P.O. Box 173013, Milwaukee, WI 53217, and (b) each request for exclusion must (i) state the name, address and telephone number of the person or entity requesting exclusion, and in the case of entities the name and telephone number of the appropriate contact person; (ii) state that such person or entity “requests exclusion from the Settlement Class in In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM”; (iii) state the number of shares of Lumber Liquidators Securities that the person or entity requesting exclusion purchased and/or sold during the Settlement Class Period, as well as the dates and prices of each such purchase and sale; and (iv) be signed by the person or entity requesting exclusion or an authorized representative. A request for exclusion shall not be effective unless it provides all the required information and is received within the time stated above, or is otherwise accepted by the Court.

14.         Any person or entity who or which timely and validly requests exclusion in compliance with the terms stated in this Order and is excluded from the Settlement Class shall not be a Settlement Class Member, shall not be bound by the terms of the Settlement or any orders or judgments in the Action and shall not receive any payment out of the Net Settlement Fund.

9

15.         Any Settlement Class Member who or which does not timely and validly request exclusion from the Settlement Class in the manner stated in this Order: (a) shall be deemed to have waived his, her or its right to be excluded from the Settlement Class; (b) shall be forever barred from requesting exclusion from the Settlement Class in this or any other proceeding; (c) shall be bound by the provisions of the Stipulation and Settlement and all proceedings, determinations, orders and judgments in the Action, including, but not limited to, the Judgment or Alternate Judgment, if applicable, and the releases provided for therein, whether favorable or unfavorable to the Settlement Class; and (d) will be barred from commencing, maintaining or prosecuting any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees, as more fully described in the Stipulation and Notice.

16.         Appearance and Objections at Settlement Hearing – Any Settlement Class Member who does not request exclusion from the Settlement Class may enter an appearance in the Action, at his, her or its own expense, individually or through counsel of his, her or its own choice, by filing with the Clerk of Court and delivering a notice of appearance to both Lead Counsel and representative Defendants’ Counsel, at the addresses set forth in paragraph 17 below, such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct. Any Settlement Class Member who does not enter an appearance or file an objection will be represented by Lead Counsel.

10

17.         Any Settlement Class Member who does not request exclusion from the Settlement Class may file a written objection to the proposed Settlement, the proposed Plan of Allocation, and/or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and appear and show cause, if he, she or it has any cause, why the proposed Settlement, the proposed Plan of Allocation and/or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses should not be approved; provided, however, that no Settlement Class Member shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the proposed Plan of Allocation and/or the motion for attorneys’ fees and reimbursement of Litigation Expenses unless that person or entity has filed a written objection with the Court and served copies of such objection on Lead Counsel and representative Defendants’ Counsel at the addresses set forth below such that they are received no later than twenty-one (21) calendar days prior to the Settlement Hearing.

Lead Counsel	Representative Defendants’ Counsel

Pomerantz LLP	Cooley LLP
Jeremy A. Lieberman, Esq.	Lyle Roberts, Esq.
600 Third Avenue, 20th Floor	1299 Pennsylvania Avenue, N.W.
New York, NY 10016	Suite 700
Washington, DC 20004
-or-

Bernstein Litowitz Berger &
Grossmann LLP
David R. Stickney, Esq.
12481 High Bluff Drive, Suite 300
San Diego, CA 92130

18.          Any objections, filings and other submissions by the objecting Settlement Class Member: (a) must state the name, address and telephone number of the person or entity objecting and must be signed by the objector; (b) must contain a statement of the Settlement Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Settlement Class Member wishes to bring to the Court’s attention; and (c) must include documents sufficient to prove membership in the Settlement Class, including the number of Lumber Liquidators Securities that the objecting Settlement Class Member purchased and/or sold during the Settlement Class Period, as well as the dates and prices of each such purchase and sale. Objectors who enter an appearance and desire to present evidence at the Settlement Hearing in support of their objection must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and any exhibits they intend to introduce into evidence at the hearing.

11

19.         Any Settlement Class Member who or which does not make his, her or its objection in the manner provided herein shall be deemed to have waived his, her or its right to object to any aspect of the proposed Settlement, the proposed Plan of Allocation, and Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and shall be forever barred and foreclosed from objecting to the fairness, reasonableness or adequacy of the Settlement, the Plan of Allocation or the requested attorneys’ fees and Litigation Expenses, or from otherwise being heard concerning the Settlement, the Plan of Allocation or the requested attorneys’ fees and Litigation Expenses in this or any other proceeding.

20.         Settlement Administration Fees and Expenses – All reasonable costs incurred in identifying Settlement Class Members and notifying them of the Settlement as well as in administering the Settlement shall be paid as set forth in the Stipulation without further order of the Court.

21.         Settlement Fund – The contents of the Settlement Fund to be held by The Huntington National Bank (which the Court approves as the Escrow Agent), as to cash portions of the Settlement Fund, and held by Lead Plaintiffs’ designee as to the Settlement Stock, shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as they shall be distributed or returned (or sold as to Settlement Stock) pursuant to the Stipulation and/or further order(s) of the Court.

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22.         Taxes – Lead Counsel are authorized and directed to prepare any tax returns and any other tax reporting form for or in respect to the Settlement Fund, to pay from the Settlement Fund any Taxes owed with respect to the Settlement Fund, and to otherwise perform all obligations with respect to Taxes and any reporting or filings in respect thereof without further order of the Court in a manner consistent with the provisions of the Stipulation.

23.         Lumber Liquidators’ Indemnification/Advancement Obligations — Following payment of the Settlement Cash into the Escrow Account, Lumber Liquidators will continue to honor its pre-existing indemnification/advancement obligations for its directors, officers and employees in all pending securities and derivative litigation, as well as all pending regulatory and government investigations; and will pay costs incurred by its directors, officers and employees in all pending securities and derivative litigation, as well as all pending regulatory and government investigations, consistent with its indemnification/advancement obligations and/or authority under Lumber Liquidators’ by-laws and the Delaware General Corporation Law. Nothing in the Stipulation should be construed to limit the pre-existing indemnification and advancement obligations that Lumber Liquidators has to its current and former officers, directors, and employees. The Stipulation provides that the indemnification/advancement obligations set forth in the Stipulation (and stated above), as well as the existence of Side A-only insurance for non-indemnifiable loss, shall be included in the proposed Preliminary Approval Order and the proposed Judgment.

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24.         Termination of Settlement – If the Settlement is terminated as provided in the Stipulation, the Settlement is not approved, or the Effective Date of the Settlement otherwise fails to occur, this Order shall be vacated, rendered null and void and be of no further force and effect, except as otherwise provided by the Stipulation, and this Order shall be without prejudice to the rights of Lead Plaintiffs, the other Settlement Class Members and Defendants, and the Parties shall revert to their respective positions in the Action as of April 26, 2016, as provided in the Stipulation.

25.         Use of this Order – Neither this Order, the MOU, the Stipulation (whether or not consummated), including the exhibits thereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the MOU and the Stipulation, nor any proceedings taken pursuant to or in connection with the MOU, the Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith): (a) shall be offered against any of the Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Releasees with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; (b) shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; or (c) shall be construed against any of Releasees as an admission, concession, or presumption that the consideration to be given under the Settlement represents the amount which could be or would have been recovered after trial; provided, however, that if the Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted thereunder or otherwise to enforce the terms of the Settlement.

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26.         Supporting Papers – Lead Counsel shall file and serve the opening papers in support of the proposed Settlement, the Plan of Allocation, and Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses no later than thirty-five (35) calendar days prior to the Settlement Hearing; and reply papers, if any, shall be filed and served no later than seven (7) calendar days prior to the Settlement Hearing.

27.         Defendants shall cause to be issued notice contemplated by the Class Action Fairness Act of 2005 within ten (10) calendar days of Lead Plaintiffs’ filing of the Stipulation with the Court.

28.         The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

SO ORDERED this _________ day of __________________, 2016.

The Honorable Arenda L. Wright Allen
United States District Judge

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Exhibit A-1

1

IN THE UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF VIRGINIA

Newport News Division

)
	)	Master No. 4:13-cv-00157-AWA-DEM
IN RE LUMBER LIQUIDATORS	)	Hon. Arenda L. Wright Allen
HOLDINGS, INC. SECURITIES	)
LITIGATION	)
)
)

NOTICE OF (I) PENDENCY OF CLASS ACTION,

CERTIFICATION OF SETTLEMENT CLASS, AND PROPOSED

SETTLEMENT; (II) SETTLEMENT FAIRNESS HEARING;

AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES

AND REIMBURSEMENT OF LITIGATION EXPENSES

TO: All persons who, from February 22, 2012, through February 27, 2015, inclusive (the “Settlement Class Period”) purchased or otherwise acquired the common stock of Lumber Liquidators Holdings, Inc. (“Lumber Liquidators”) (“Lumber Liquidators Common Stock”) or exchange traded call options on Lumber Liquidators Common Stock (“Lumber Liquidators Call Options”), or sold exchange traded put options on Lumber Liquidators Common Stock (“Lumber Liquidators Put Options”), and were damaged thereby.1

A Federal Court authorized this Notice. This is not a solicitation from a lawyer.

NOTICE OF PENDENCY OF CLASS ACTION: Please be advised that your rights may be affected by the above-captioned securities class action (the “Action”) pending in the United States District Court for the Eastern District of Virginia, Newport News Division (the “Court”).

NOTICE OF SETTLEMENT: Please also be advised that the Court-appointed Lead Plaintiffs, Gregg Kiken, Keith Foster, David Lorenzo and Charles Hickman (“Lead Plaintiffs”), on behalf of themselves and the Settlement Class (as defined in ¶ 18 below), have reached a proposed settlement of the Action for $26,000,000 in cash and 1,000,000 shares of Lumber Liquidators common stock that, if approved, will resolve all claims in the Action (the “Settlement”).

1 Lumber Liquidators Common Stock, Lumber Liquidators Call Options, and Lumber Liquidators Put Options are referred to collectively as “Lumber Liquidators Securities.” Any capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation and Agreement of Settlement dated June __, 2016 (the “Stipulation”), which is available at www.LumberLiquidatorsSecuritiesLitigation.com.

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PLEASE READ THIS NOTICE CAREFULLY. This Notice explains important rights you may have, including the possible receipt of cash from the Settlement. If you are a member of the Settlement Class, your legal rights will be affected whether or not you act.

If you have any questions about this Notice, the proposed Settlement, or your eligibility to participate in the Settlement, please DO NOT contact Lumber Liquidators, any other Defendants in the Action, or their counsel. All questions should be directed to Lead Counsel or the Claims Administrator (see ¶ 85 below).

1.          Description of the Action and the Settlement Class: This Notice relates to a proposed Settlement of claims in a pending securities class action brought by investors alleging, among other things, that defendant Lumber Liquidators and defendants Thomas D. Sullivan, Robert M. Lynch, Daniel E. Terrell and William K. Schlegel (collectively, the “Individual Defendants,” and, together with Lumber Liquidators, the “Defendants”) violated the federal securities laws by making false and misleading statements and omitting material information about Lumber Liquidators’ (1) “sourcing initiatives” in China and basis for margin growth; (2) the existence of illegally high levels of formaldehyde in the Company’s flooring products; (3) the importation of flooring products made from illegally harvested wood in violation of the Lacey Act; (4) inadequate internal controls for ensuring compliance with regulations; and (5) the adequacy of the Company’s inventory and supply capabilities. A more detailed description of the Action is set forth in ¶¶ 12-17 below. The proposed Settlement, if approved by the Court, will resolve claims of the Settlement Class, as defined in ¶ 18 below.

2.          Statement of the Settlement Class’s Recovery: Subject to Court approval and satisfaction of other conditions, Lead Plaintiffs, on behalf of themselves and the Settlement Class, have agreed to settle the Action in exchange for $26,000,000 in cash (the “Settlement Cash”) and 1,000,000 shares of Lumber Liquidators common stock (the “Settlement Stock,” and, together with the Settlement Cash, the “Settlement Amount”). The Net Settlement Fund (i.e., the Settlement Amount plus any and all interest earned thereon (the “Settlement Fund”) less (a) any Taxes, (b) any Notice and Administration Costs, (c) any Litigation Expenses awarded by the Court, and (d) any attorneys’ fees awarded by the Court) will be distributed to Settlement Class Members according to a Court-approved plan of allocation. The proposed plan of allocation (the “Plan of Allocation”) is set forth on pages __-__ below.

3.          Estimate of Average Amount of Recovery Per Share: Based on Lead Plaintiffs’ damages expert’s estimate of the number of shares of Lumber Liquidators Common Stock purchased during the Settlement Class Period that may have been affected by the conduct at issue in the Action, and assuming that all Settlement Class Members elect to participate in the Settlement, the estimated average recovery (before the deduction of any Court-approved fees, expenses and costs as described herein) is $1.00 of Settlement Cash and 0.04 shares of Settlement Stock per affected share of Lumber Liquidators Common Stock. Settlement Class Members should note, however, that the foregoing average recovery per share is only an estimate. Some Settlement Class Members may recover more or less than this estimated amount depending on, among other factors, when and at what prices they purchased or sold their shares, and the total number of valid Claim Forms submitted. Distributions to Settlement Class Members will be made based on the Plan of Allocation set forth herein (see ¶¶ 42-69 below) or such other plan of allocation as may be ordered by the Court.

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4.          Average Amount of Damages Per Share: The Parties do not agree on the average amount of damages per share that would be recoverable if Lead Plaintiffs were to prevail in the Action. Among other things, Defendants do not agree with the assertion that they violated the federal securities laws or that damages were suffered by any members of the Settlement Class as a result of their conduct.

5.          Attorneys’ Fees and Expenses Sought: Lead Counsel, which have been prosecuting the Action on a wholly contingent basis since its inception, have not received any payment of attorneys’ fees for their representation of the Settlement Class and have advanced the funds to pay expenses necessarily incurred to prosecute the Action. Court-appointed Lead Counsel, Pomerantz LLP and Bernstein Litowitz Berger & Grossmann LLP, will apply to the Court for an award of attorneys’ fees for all Plaintiffs’ Counsel in an amount not to exceed 30% of the Settlement Fund (in combination of cash and stock similar to their proportions of the Settlement Fund). In addition, Lead Counsel will apply for reimbursement of Litigation Expenses paid or incurred by Plaintiffs’ Counsel in connection with the institution, prosecution and resolution of the claims against the Defendants, in an amount not to exceed $800,000, which may include an application for reimbursement of the reasonable costs and expenses incurred by Lead Plaintiffs directly related to their representation of the Settlement Class. Any fees and expenses awarded by the Court will be paid from the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses. If the Court approves Lead Counsel’s fee and expense application, the estimated average cost per affected share of Lumber Liquidators Common Stock will be approximately $0.33 of Settlement Cash and 0.01 shares of Settlement Stock.

6.          Identification of Attorneys’ Representatives: Lead Plaintiffs and the Settlement Class are represented by Jeremy A. Lieberman, Esq. of Pomerantz LLP, 600 Third Avenue, 20th Floor, New York, NY 10016, (212) 661-1100, jalieberman@pomlaw.com and David R. Stickney, Esq. of Bernstein Litowitz Berger & Grossmann LLP, 12481 High Bluff Drive, Suite 300, San Diego, CA 92130, (866) 648-2524, blbg@blbglaw.com.

7.          Reasons for the Settlement: Lead Plaintiffs’ principal reason for entering into the Settlement is the substantial and immediate cash benefit for the Settlement Class without the risks or the delays inherent in further litigation. Moreover, the substantial cash benefit provided under the Settlement must be considered against the significant risk that a smaller recovery – or indeed no recovery at all – might be achieved after contested motions, a trial of the Action and likely appeals that would follow a trial, a process that could be expected to last several years. Defendants, who deny all allegations of wrongdoing or liability whatsoever, are entering into the Settlement solely to eliminate the uncertainty, burden and expense of further protracted litigation.

SUMMARY OF YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:
SUBMIT A CLAIM FORM POSTMARKED NO LATER THAN _____________, 2016.	This is the only way to be potentially eligible to receive a payment from the Settlement Fund. If you are a Settlement Class Member and you remain in the Settlement Class, you will be bound by the Settlement as approved by the Court and you will give up any Released Plaintiffs’ Claims (defined in ¶ 26 below) that you have against Defendants and the other Defendants’ Releasees (defined in ¶ 27 below), so it is in your interest to submit a Claim Form.

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EXCLUDE YOURSELF FROM THE SETTLEMENT CLASS BY SUBMITTING A WRITTEN REQUEST FOR EXCLUSION SO THAT IT IS RECEIVED NO LATER THAN _____________, 2016.	If you exclude yourself from the Settlement Class, you will not be eligible to receive any payment from the Settlement Fund. This is the only option that allows you ever to be part of any other lawsuit against any of the Defendants or the other Defendants’ Releasees concerning the Released Plaintiffs’ Claims.
OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN _____________, 2016.	If you do not like the proposed Settlement, the proposed Plan of Allocation, or the request for attorneys’ fees and reimbursement of Litigation Expenses, you may write to the Court and explain why you do not like them. You cannot object to the Settlement, the Plan of Allocation or the fee and expense request unless you are a Settlement Class Member and do not exclude yourself from the Settlement Class.
FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN _____________, 2016, AND GO TO THE SETTLEMENT HEARING ON _____________, 2016, AT __:__ __.M.	Filing a written objection and notice of intention to appear by _____________, 2016, allows you to speak in Court, at the discretion of the Court, about the fairness of the proposed Settlement, the Plan of Allocation, and/or the request for attorneys’ fees and reimbursement of Litigation Expenses. If you submit a written objection, you may (but you do not have to) attend the hearing and, at the discretion of the Court, speak to the Court about your objection.
DO NOTHING.	If you are a member of the Settlement Class and you do not submit a valid Claim Form, you will not be eligible to receive any payment from the Settlement Fund. You will, however, remain a member of the Settlement Class, which means that you give up your right to sue about the claims that are resolved by the Settlement and you will be bound by any judgments or orders entered by the Court in the Action.

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WHAT THIS NOTICE CONTAINS

Why Did I Get This Notice?	Page __
What Is This Case About?	Page __
How Do I Know If I Am Affected By The Settlement?
Who Is Included In The Settlement Class?	Page __
What Are Lead Plaintiffs’ Reasons For The Settlement?	Page __
What Might Happen If There Were No Settlement?	Page __
How Are Settlement Class Members Affected By The Action And
The Settlement? What Claims Will Be Released By The Settlement?	Page __
How Do I Participate In The Settlement?
What Do I Need To Do?	Page __
How Much Will My Payment Be?
What Is The Proposed Plan Of Allocation?	Page __
What Payment Are The Attorneys For The Settlement
Class Seeking? How Will The Lawyers Be Paid?	Page __
What If I Do Not Want To Be A Member Of The Settlement Class?
How Do I Exclude Myself?	Page __
When And Where Will The Court Decide Whether To Approve
The Settlement? Do I Have To Come To The Hearing?
May I Speak At the Hearing If I Don’t Like The Settlement?	Page __
What If I Bought Securities On Behalf of Someone Else?	Page __
Can I See The Court File? Whom Should I Contact If I
Have Questions Or Would Like Additional Information?	Page __

WHY DID I GET THIS NOTICE?

8.          The purpose of this Notice is to inform you of the existence of this case, that it is a class action, how you might be affected, and how to exclude yourself from the Settlement Class if you so wish to do. It is also being sent to inform you of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement, the proposed Plan of Allocation and the motion by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses (the “Settlement Hearing”). See ¶ 75 below for details about the Settlement Hearing, including the date and location of the hearing.

9.          The Court directed that this Notice be mailed to you because you or someone in your family or an investment account for which you serve as a custodian may have purchased or otherwise acquired Lumber Liquidators Common Stock or Lumber Liquidators Call Options or sold Lumber Liquidators Put Options during the Settlement Class Period. The Court has directed us to send you this Notice because, as a potential Settlement Class Member, you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this class action lawsuit may generally affect your legal rights.

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10.         The issuance of this Notice is not an expression of any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement.

11.         If the Court approves the Settlement and a plan of allocation, then payments to Authorized Claimants will be made after any appeals are resolved and after the completion of all claims processing. Please be patient, as this process can take some time to complete.

WHAT IS THIS CASE ABOUT?

12.         On November 26, 2013, the Action was commenced with the filing of a securities class action complaint in the United States District Court for the Eastern District of Virginia, Newport News Division, styled Kiken v. Lumber Liquidators Holdings, Inc., et al., No. 4:13-cv-00157-AWA-DEM. On September 17, 2014, City of Hallandale Beach Police Officers’ and Firefighters’ Personnel Retirement Trust v. Lumber Liquidators Holdings, Inc., No. 4:14-cv-00154-AWA-DEM, was filed in the Alexandria Division, and was subsequently transferred to the Newport News Division. By Order dated March 23, 2015, the Court granted the joint motion of Kiken, Foster, Lorenzo and Hickman to consolidate the two actions, appointed Kiken, Foster, Lorenzo and Hickman as Lead Plaintiffs and approved Lead Plaintiffs’ selection of Pomerantz LLP and Bernstein Litowitz Berger & Grossmann LLP as Lead Counsel and Cohen Milstein, Sellers, & Toll, PLLC as Liaison Counsel. By the same Order, the Court amended the caption of the Action to be: In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM.

13.         On April 22, 2015, Lead Plaintiffs filed and served their Consolidated Amended Complaint for Violations of the Federal Securities Laws (the operative complaint, or “Complaint”) asserting claims against Defendants Lumber Liquidators, Lynch, Terrell, Sullivan and Schlegel under Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and against the Individual Defendants under Section 20(a) of the Exchange Act. The Complaint alleges, among other things, that Defendants made materially false and misleading statements and omitted material information about Lumber Liquidators’ (1) “sourcing initiatives” in China and basis for margin growth; (2) the existence of illegally high levels of formaldehyde in its flooring products; (3) the importation of flooring products made from illegally harvested wood in violation of the Lacey Act; (4) inadequate internal controls for ensuring compliance with regulations; and (5) the adequacy of the Company’s inventory and supply capabilities. The Complaint further alleges that the prices of Lumber Liquidators Securities were artificially inflated as a result of Defendants’ false and misleading statements and omissions, and declined when the truth was revealed through a series of corrective disclosures in 2013, 2014 and 2015.

14.         On June 2, 2015, Defendants filed their motion to dismiss the Complaint, which Lead Plaintiffs opposed.

15.         On December 21, 2015, the Court denied Defendants’ motion to dismiss in its entirety.

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16.         Following lengthy, arm’s length, and mediated negotiations, on April 26, 2016, the Parties reached an agreement in principle to settle the Action in return for (1) a cash payment of twenty-six million dollars ($26,000,000.00); and (2) one million (1,000,000) shares of Lumber Liquidators common stock. On June __, 2016, the Parties entered into the Stipulation and Agreement of Settlement (the “Stipulation”) setting forth the terms and conditions of the Settlement. The Stipulation can be viewed at www.LumberLiquidatorsSecuritiesLitigation.com. The Stipulation provides that, among other things, certain of Lumber Liquidators insurance carriers will file an Interpleader Action with the Court, pursuant to which the carriers will submit to the registry of the Court twenty-six million dollars ($26,000,000), which constitutes the remaining limits of liability under the Insurance Policies (the “Insurance Proceeds”). Defendants will request and advocate to the Court for payment of all Insurance Proceeds towards the Settlement Fund in this Action, subject to a pass through structure related to the Federal Derivative Actions. In the event that the money to fund the Settlement Cash does not become available through the Interpleader Action described herein and further described in the Stipulation, Defendants have the option, but not the obligation, to fund the Settlement Cash. The Settlement is conditioned on receipt of both the Settlement Cash and the Settlement Stock.

17.         On _____________, 2016, the Court preliminarily approved the Settlement, authorized this Notice to be disseminated to potential Settlement Class Members, and scheduled the Settlement Hearing to consider whether to grant final approval to the Settlement.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT? WHO IS INCLUDED IN THE SETTLEMENT CLASS?

18.         If you are a member of the Settlement Class, you are subject to the Settlement, unless you timely request to be excluded. The Settlement Class consists of:

All persons or entities who, during the Settlement Class Period (February 22, 2012, through February 27, 2015, inclusive), purchased or otherwise acquired Lumber Liquidators Common Stock or Lumber Liquidators Call Options, or sold Lumber Liquidators Put Options, and who were damaged thereby.

Excluded from the Settlement Class are Defendants, the directors and Officers of Lumber Liquidators at all relevant times, members of their Immediate Families and their heirs, successors or assigns, and any entity in which any Defendant or any member of the Immediate Family of any Individual Defendant has or had a controlling interest.

Also excluded from the Settlement Class are any persons or entities who or which exclude themselves by submitting a request for exclusion in accordance with the requirements set forth in this Notice. See “What if I Do Not Want To Be A Member Of The Settlement Class? How Do I Exclude Myself,” at ¶¶ 71-73 below.

PLEASE NOTE: RECEIPT OF THIS NOTICE DOES NOT MEAN THAT YOU ARE A SETTLEMENT CLASS MEMBER OR THAT YOU WILL BE ENTITLED TO RECEIVE PROCEEDS FROM THE SETTLEMENT. IF YOU ARE A SETTLEMENT CLASS MEMBER AND YOU WISH TO BE POTENTIALLY ELIGIBLE TO PARTICIPATE IN THE DISTRIBUTION OF PROCEEDS FROM THE SETTLEMENT, YOU ARE REQUIRED TO SUBMIT THE CLAIM FORM THAT IS BEING DISTRIBUTED WITH THIS NOTICE AND THE REQUIRED SUPPORTING DOCUMENTATION AS SET FORTH THEREIN POSTMARKED NO LATER THAN _____________, 2016.

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WHAT ARE LEAD PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

19.         Lead Plaintiffs and Lead Counsel believe that the claims asserted against Defendants have merit. They recognize, however, the expense and length of continued proceedings necessary to pursue their claims against the Defendants through summary judgment motions, trial and appeals, as well as the very substantial risks they would face in establishing liability and damages.

20.         For example, Defendants had substantial arguments that the decline in Lumber Liquidators’ stock price was not caused by revelations concerning the alleged actual reasons behind the Company’s extraordinary margin growth, revenue, and earnings (i.e., the importation of flooring products containing high levels of formaldehyde or made from illegally harvested wood from the Russian Far East), and that even if some portion of the decline in Lumber Liquidators’ stock price was caused by such revelations, any resulting damages to Lead Plaintiffs and the Settlement Class were much smaller than claimed by Lead Plaintiffs. Had any of these arguments been accepted in whole or in part, it could have eliminated or, at a minimum, drastically limited any potential recovery. Further, Lead Plaintiffs would have to prevail at several stages – motion for summary judgment, and trial, and even if they prevailed on those, on the appeals that were likely to follow. Moreover, even if Lead Plaintiffs were to win at trial, and also withstand the Defendants’ inevitable challenges on appeal, Lead Plaintiffs might not be able to collect some, or all, of the judgment, given Lumber Liquidators’ present distressed financial condition. Thus, there were significant risks attendant to the continued prosecution of the Action, and there was no guarantee that further litigation would have resulted in a higher recovery, or any recovery at all.

21.         In light of the aforementioned risks and others, Lead Plaintiffs and Lead Counsel believe that the proposed Settlement, consisting of $26 million Settlement Cash and 1 million shares of Lumber Liquidators Settlement Stock, is fair, reasonable and adequate, and in the best interests of the Settlement Class.

22.         Defendants have agreed to the Settlement, among other reasons, to eliminate the burden and expense of continued litigation. Defendants have denied the claims asserted against them in the Action and deny that the Lead Plaintiffs or the Settlement Class suffered damages or that the prices of Lumber Liquidators Securities were artificially inflated by reasons of alleged misrepresentations, non-disclosures, or otherwise.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

23.         If there were no Settlement and Lead Plaintiffs failed to establish any essential legal or factual element of the claims against Defendants, neither Lead Plaintiffs nor the other members of the Settlement Class would recover anything from Defendants. Also, if Defendants were successful in proving any of their defenses, either at summary judgment, at trial or on appeal, the Settlement Class could recover substantially less than the amount provided in the Settlement, or nothing at all.

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HOW ARE SETTLEMENT CLASS MEMBERS AFFECTED BY THE ACTION AND THE SETTLEMENT? WHAT CLAIMS WILL BE RELEASED BY THE SETTLEMENT?

24.         As a Settlement Class Member, you are represented by Lead Plaintiffs and Lead Counsel, unless you enter an appearance through counsel of your own choice, at your own expense. You are not required to retain your own counsel. Settlement Class Members may enter an appearance through an attorney if they so desire, but such counsel must file and serve a notice of appearance as provided in ¶¶ 80 and 81 below and will be retained at the individual Settlement Class Member’s expense.

25.         If you are a Settlement Class Member and you do not exclude yourself from the Settlement Class, you will be bound by any orders issued by the Court. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). The Judgment will dismiss with prejudice the Action against Defendants and will provide that, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and on behalf of (as applicable) their agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former Officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, will have fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim (as defined in ¶ 26 below) against Defendants and the other Defendants’ Releasees (as defined in ¶ 27 below), and shall forever be barred and enjoined from prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

26.         “Released Plaintiffs’ Claims” means each and every claim, action, cause of action, proceeding, adjustment, execution, offset, contract, judgment, obligation, suit, debt, due, sum of money, account, reckoning, bond, bill, specialty, variance, covenant, trespass, damage, demand (whether written or oral), agreement, promise, liability, controversy, cost, expense, attorneys’ fee and loss of any sort whatsoever, whether in law or equity (including, without limitation, injunctions, accountings, restitution and disgorgement), and whether based on any federal, state or foreign statutory or common-law right of action or otherwise (including, without limitation, claims based upon the Securities Exchange Act of 1934), foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, existing now or sought to be created in the future, including Unknown Claims, that (a) one or more of Lead Plaintiffs or any other Settlement Class Member (i) asserted in the Complaint or in any other complaint filed in this Action or in any action consolidated into this Action, or (ii) could have asserted or could assert in any forum, that arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions or circumstances involved, set forth, or referred to in the Complaint and that relate to the purchase or acquisition of Lumber Liquidators Securities during the Settlement Class Period or (b) that arise out of or relate in any way to the defense or settlement of the claims asserted in this Action against the Defendants. “Released Plaintiffs’ Claims” do not include (i) any claims relating to the enforcement of the Settlement; and (ii) any claims of any person or entity who or which submits a request for exclusion that is accepted by the Court.

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27.         “Defendants’ Releasees” means each and every one of, and “Defendants’ Releasees” means all of, (i) Defendants and (ii) for each of them, (x) their respective agents, representatives, attorneys (including Defendants’ Counsel), advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurers (including without limitation the Insurance Carriers) and reinsurers, in their respective capacity as such (y) to the extent the Defendant is an entity, its current and former Officers, directors, officials, any and all in-house counsel and outside counsel, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, in their respective capacity as such and (z) to the extent the Defendant is an individual, each of his estates, heirs, executors, beneficiaries, trusts and trustees, in their respective capacity as such.

28.         “Unknown Claims” means any and all Released Plaintiffs' Claims that Lead Plaintiffs, any other Settlement Class Member or any Plaintiffs' Releasee does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants' Claims that any Defendant or any Defendants' Releasee does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Lead Plaintiffs and Defendants shall expressly waive, and each of the other Settlement Class Members, Plaintiffs' Releasee and Defendants' Releasee shall be deemed to have waived, and by operation of the Judgment or the Alternate Judgment, if applicable, shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lead Plaintiffs and Defendants acknowledge, and each of the other Settlement Class Members, Plaintiffs' Releasees and Defendants' Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

29.         The Judgment will also provide that, upon the Effective Date of the Settlement, Defendants and the other Defendants’ Releasees, on behalf of themselves, and on behalf of (as applicable) their agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former Officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, will have fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim (as defined in ¶ 30 below) against Lead Plaintiffs and the other Plaintiffs’ Releasees (as defined in ¶ 31 below) and shall forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees.

30.         “Released Defendants’ Claims” means each and every claim, whether known claims or Unknown Claims, whether arising under federal, state, common or foreign law, that arises out of or relates in any way to the institution, prosecution, or settlement of the claims asserted in the Action against the Defendants. Released Defendants’ Claims do not include any claims relating to the enforcement of the Settlement or any claims against any person or entity who or which submits a request for exclusion from the Settlement Class that is accepted by the Court.

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31.         “Plaintiffs’ Releasees” means each and every one of, and “Plaintiffs’ Releasees” means all of, (i) Lead Plaintiffs and all other Settlement Class Members and (ii) for each of them, (x) their respective agents, representatives, attorneys (including Plaintiffs’ Counsel), advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, in their respective capacity as such, (y) to the extent the Settlement Class Member is an entity, its current and former Officers, directors, officials, any and all in-house counsel and outside counsel, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, in their respective capacity as such and (z) to the extent the Lead Plaintiff or Settlement Class Member is an individual, each of his or her estates, heirs, executors, beneficiaries, trusts and trustees, in their respective capacity as such.

HOW DO I PARTICIPATE IN THE SETTLEMENT? WHAT DO I NEED TO DO?

32.         To be potentially eligible for a payment from the proceeds of the Settlement, you must be a member of the Settlement Class and you must timely complete and return the Claim Form with adequate supporting documentation postmarked no later than _____________, 2016. A Claim Form is included with this Notice, or you may obtain one from the website maintained by the Claims Administrator for the Settlement, www.LumberLiquidatorsSecuritiesLitigation.com, or you may request that a Claim Form be mailed to you by calling the Claims Administrator toll-free at (877) 234-5462. Please retain all records of your ownership of and transactions in Lumber Liquidators Securities, as they may be needed to document your Claim. If you request exclusion from the Settlement Class or do not submit a timely and valid Claim Form, you will not be eligible to share in the Net Settlement Fund.

HOW MUCH WILL MY PAYMENT BE? WHAT IS THE PROPOSED PLAN OF ALLOCATION?

33.         At this time, it is not possible to make any determination as to how much any individual Settlement Class Member may receive from the Settlement. A Claimant’s recovery will depend upon several factors, including, when and at what prices he, she or it purchased or sold the securities, and the total number and amounts of valid Claim Forms submitted.

34.         As set forth above, Lumber Liquidators has agreed to pay or caused to be paid $26 million in cash and 1 million shares of Lumber Liquidators common stock to settle the Action. Lumber Liquidators will transfer the 1,000,000 shares of Lumber Liquidators common stock to a designee chosen by Lead Plaintiffs within 7 days after approval of the Settlement. The Settlement Amount plus any interest earned thereon is referred to as the “Settlement Fund.” If the Settlement is approved by the Court and the Effective Date occurs, the “Net Settlement Fund” (that is, the Settlement Fund less (i) any Taxes; (ii) any Notice and Administration Costs; (iii) any Litigation Expenses awarded by the Court; and (iv) any attorneys’ fees awarded by the Court) will be distributed to Settlement Class Members who submit valid Claim Forms, in accordance with the proposed Plan of Allocation or such other plan of allocation as the Court may approve.

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35.         The Net Settlement Fund will not be distributed to Authorized Claimants unless and until the Court has approved the Settlement and a plan of allocation, and the time for any petition for rehearing, appeal or review, whether by certiorari or otherwise, has expired.

36.         Neither Defendants nor any other person or entity that paid any portion of the Settlement Amount on their behalf are entitled to get back any portion of the Settlement Fund once the Court’s order or judgment approving the Settlement becomes Final. Defendants shall not have any liability, obligation or responsibility for the administration of the Settlement, the disbursement of the Net Settlement Fund or the plan of allocation.

37.         Approval of the Settlement is independent from approval of a plan of allocation. Any determination with respect to a plan of allocation will not affect the Settlement, if approved.

38.         Unless the Court otherwise orders, any Settlement Class Member who fails to submit a Claim Form postmarked on or before _____________, 2016, shall be fully and forever barred from receiving payments pursuant to the Settlement but will in all other respects remain a Settlement Class Member and be subject to the provisions of the Stipulation, including the terms of any Judgment entered and the releases given. This means that each Settlement Class Member releases the Released Plaintiffs’ Claims (as defined in ¶ 26 above) against the Defendants’ Releasees (as defined in ¶ 27 above) and will be enjoined and prohibited from filing, prosecuting, or pursuing any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees whether or not such Settlement Class Member submits a Claim Form.

39.         Participants in and beneficiaries of a plan covered by ERISA (“ERISA Plan”) should NOT include any information relating to their transactions in Lumber Liquidators Common Stock held through the ERISA Plan in any Claim Form that they may submit in this Action. They should include ONLY those shares that they purchased outside of the ERISA Plan. Claims based on any ERISA Plan’s purchases of Lumber Liquidators Common Stock during the Settlement Class Period may be made by the Plan’s trustees. To the extent any of the Defendants or any of the other persons or entities excluded from the Settlement Class are participants in the ERISA Plan, such persons or entities shall not receive, either directly or indirectly, any portion of the recovery that may be obtained from the Settlement by the ERISA Plan.

40.         Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to his, her or its Claim Form. The Court has reserved jurisdiction to allow, disallow, or adjust on equitable grounds the Claim of any Settlement Class Member.

41.         Only Settlement Class Members, i.e., persons and entities who, during the Settlement Class Period, purchased Lumber Liquidators Common Stock or Lumber Liquidators Call Options, or sold Lumber Liquidators Put Options, and were damaged as a result, will be potentially eligible to share in the distribution of the Net Settlement Fund. Persons and entities that are excluded from the Settlement Class by definition or that exclude themselves from the Settlement Class pursuant to request will not be eligible to receive a distribution from the Net Settlement Fund and should not submit Claim Forms.

PROPOSED PLAN OF ALLOCATION

42.         The Plan of Allocation is not a formal damage analysis. Rather, the objective of the Plan of Allocation is to equitably distribute the Settlement proceeds to those Settlement Class Members who suffered economic losses as a proximate result of the alleged wrongdoing. The calculations made pursuant to the Plan of Allocation are not intended to be estimates of, nor indicative of, the amounts that Settlement Class Members might have been able to recover after a trial. Nor are the calculations pursuant to the Plan of Allocation intended to be estimates of the amounts that will be paid to Authorized Claimants pursuant to the Settlement. The computations under the Plan of Allocation are only a method to weigh the claims of Authorized Claimants against one another for the purposes of making pro rata allocations of the Net Settlement Fund.

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43.         In developing the Plan of Allocation, Lead Plaintiffs consulted with their damages expert who reviewed publicly available information regarding Lumber Liquidators and performed statistical analyses of the price movements of Lumber Liquidators Common Stock and the price performance of relevant market and other indices during the Settlement Class Period. The damages expert isolated the losses in Lumber Liquidators Common Stock that resulted from the alleged violations of the federal securities laws, eliminating losses attributable to market forces, industry factors, or Company-specific factors unrelated to the alleged violations. The estimated artificial inflation in Lumber Liquidators Common Stock is shown in Table A set forth at the end of this Notice.

44.         For losses to be compensable under the federal securities laws, the disclosure of the alleged misrepresentations or omissions must be the cause of the decline in the price or value of the security. In this case, Lead Plaintiffs allege that Defendants made false statements and omitted material facts during the period from February 22, 2012 through and including February 27, 2015, that caused the market prices of Lumber Liquidators Securities to be artificially inflated. Alleged corrective disclosures removed artificial inflation (or deflation, as applicable) from the prices of Lumber Liquidators Securities on June 21, 2013, September 27, 2013, November 22, 2013, July 10, 2014, February 25, 2015, and March 2, 2015. Accordingly, if Lumber Liquidators Common Stock was sold or Call Options were divested (through sale, exercise or expiration) before June 21, 2013 (the earliest alleged corrective disclosure date), the “Recognized Loss Amount” (defined below at ¶ 47) for those shares or options is $0.00, and any loss suffered is not compensable under the federal securities laws. Likewise, if Lumber Liquidators Common Stock or Call Options were purchased and subsequently divested between two alleged corrective disclosure dates, the Recognized Loss Amount for those shares or options is $0.00. With respect to Put Options, those options must have been sold (written) during the Settlement Class Period and not closed out (through repurchase, exercise or expiration) through at least one of the alleged corrective disclosure dates in order to have been damaged by the alleged violations of the federal securities laws; otherwise the Recognized Loss Amount for such Put Options is $0.00.

45.         There are potentially two components of the Settlement Fund to be distributed to Authorized Claimants: (i) Settlement Cash; and (ii) Settlement Stock. In the event that the Settlement Stock is sold prior to distribution of the Net Settlement Fund, all distributions of settlement proceeds to Authorized Claimants will be in cash. In the event, however, that Lead Counsel does not sell all of the Settlement Stock prior to distribution, the Settlement Stock will be distributed to Authorized Claimants as described below.

46.         The Settlement Stock will be distributed only to Authorized Claimants whose pro rata share of the Settlement Stock is equal to one hundred or more shares, and the Settlement Stock will be distributed in one share increments or multiples thereof. For those Authorized Claimants whose pro rata share of the Settlement Stock is less than one hundred shares, and for shares not in one whole share increments, the amount will be paid in cash (subject to a $10.00 threshold). Lead Counsel will seek approval of the appropriate value of the Settlement Stock to be distributed in cash in connection with their motion for approval of distribution of the Net Settlement Fund to Authorized Claimants, to be filed once the claims administration process has been completed.

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CALCULATION OF RECOGNIZED LOSS AMOUNTS

47.         Based on the formula set forth below, a “Recognized Loss Amount” shall be calculated for each purchase of Lumber Liquidators Common Stock and Call Options and for each sale of Put Options during the Settlement Class Period that is listed in the Proof of Claim Form and for which adequate documentation is provided.

48.         Lumber Liquidators Securities for which an Authorized Claimant may be entitled to receive a distribution from the Net Settlement Fund consist of the following:

(a)	Lumber Liquidators Common Stock purchased during the Settlement Class Period;

(b)	Exchange-traded call options (previously defined as “Call Options”) on Lumber Liquidators Common Stock purchased during the Settlement Class Period; and

(c)	Exchange-traded put options (previously defined as “Put Options”) on Lumber Liquidators Common Stock sold (i.e., written) during the Settlement Class Period.

49.         In the calculations below, all purchase and sale prices shall exclude any fees, taxes and/or commissions. Furthermore, if a Recognized Loss Amount calculates to a negative number, that Recognized Loss Amount shall be zero.

50.         The “90-day lookback” provision of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) is incorporated into the calculation of the Recognized Loss Amount for Lumber Liquidators Common Stock. The limitations on the calculation of the Recognized Loss Amount imposed by the PSLRA are applied such that losses on Lumber Liquidators Common Stock purchased during the Settlement Class Period and held as of the close of the 90-day period subsequent to the Settlement Class Period (the “90-Day Lookback Period”) cannot exceed the difference between the purchase price paid for such stock and the average price of the stock during the 90-Day Lookback Period. The Recognized Loss Amount on Lumber Liquidators Common Stock purchased during the Settlement Class Period and sold during the 90-Day Lookback Period cannot exceed the difference between the purchase price paid for such stock and the rolling average price of the stock during the portion of the 90-Day Lookback Period elapsed as of the date of sale.

Recognized Loss Amount for Lumber Liquidators Common Stock

51.         For each share of Lumber Liquidators Common Stock purchased during the period from February 22, 2012, through and including February 27, 2015, and

(a)	sold prior to the close of trading on June 20, 2013, the Recognized Loss Amount is $0.00.

(b)	sold during the period from June 21, 2013 through February 27, 2015, inclusive, the Recognized Loss Amount shall be the lesser of: (i) the amount of artificial inflation per share as set forth in Table A on the date of purchase minus the amount of artificial inflation per share as set forth in Table A on the date of the sale; or (ii) the purchase price minus the sale price.

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(c)	sold during the period from March 2, 2015 through May 28, 2015, inclusive (i.e., sold during the 90-Day Lookback Period), the Recognized Loss Amount shall be the lesser of: (i) the amount of artificial inflation per share as set forth in Table A on the date of purchase; (ii) the purchase price minus the sale price; or (iii) the purchase price minus the “90-Day Lookback Value” on the date of sale provided in Table B below.

(d)	still held as of the close of trading on May 28, 2015, the Recognized Loss Amount shall be the lesser of: (i) the amount of artificial inflation per share as set forth in Table A on the date of purchase; or (ii) the purchase price minus the average closing price for Lumber Liquidators Common Stock during the 90-Day Lookback Period, which is $30.14.

Recognized Loss Amount for Lumber Liquidators Call Options

52.         For each Lumber Liquidators Call Option2 purchased during the Settlement Class Period that was still held as of the opening of trading on one or more of the alleged corrective disclosure dates (i.e., on June 21, 2013, September 27, 2013, November 22, 2013, July 10, 2014, February 25, 2015, and/or March 2, 2015), and

(a)	that was subsequently sold, the Recognized Loss Amount per option is equal to the purchase price per option minus the sale price per option.

(b)	that was subsequently exercised, the Recognized Loss Amount per option is equal to the purchase price per option minus the value of the option on the date of exercise, where the value of the option on the date of exercise is equal to the closing price of Lumber Liquidators Common Stock minus the strike (exercise) price of the option.

(c)	that expired unexercised while still owned, the Recognized Loss Amount per option is equal to the purchase price per option.

53.         For each Lumber Liquidators Call Option purchased during the Settlement Class Period that was not still held at the opening of trading on one or more of the alleged corrective disclosure dates, the Recognized Loss Amount per option is $0.

54.         No loss shall be recognized based on a sale or writing of any call option that was subsequently repurchased, exercised or expired.

Recognized Loss Amount for Lumber Liquidators Put Options

55.         For each Put Option sold (written) during the Settlement Class Period, for which the Claimant was still obligated at the opening of trading on one or more of the alleged corrective disclosure dates (i.e., on June 21, 2013, September 27, 2013, November 22, 2013, July 10, 2014, February 25, 2015, and/or March 2, 2015), and

2  Exchange-traded call (put) options are traded in units called contracts. Each call (put) option contract entitles the owner of the call (put) option contract to purchase (sell) 100 shares of the underlying stock upon exercise. Herein, one option means an option with one share of Lumber Liquidators Common Stock as the underlying security.

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(a)	that was subsequently repurchased, the Recognized Loss Amount per option is equal to the repurchase price per option minus the sale price per option.

(b)	that was subsequently exercised (i.e., put to the Authorized Claimant), the Recognized Loss Amount per option is equal to the value of the option on the date of exercise minus the sale price per option, where the value of the option on the date of exercise is equal to the strike (exercise) price of the option minus the closing price of Lumber Liquidators Common Stock on the date of exercise.

(c)	that expired unexercised, the Recognized Loss Amount per option is $0.00.

56.         For each Put Option sold (written) during the Settlement Class Period for which the Claimant was not still obligated at the opening of trading on one or more of the alleged corrective disclosure dates, the Recognized Loss Amount per option is $0.

57.         No loss shall be recognized based on a purchase of any put option that was subsequently sold, exercised or expired.

ADDITIONAL PROVISIONS

58.         The Net Settlement Fund will be allocated among all Authorized Claimants as set forth below.

59.         If a Settlement Class Member has more than one purchase or sale of Lumber Liquidators Securities during the Settlement Class Period, all purchases and sales shall be matched on a First In, First Out (“FIFO”) basis. Settlement Class Period sales will be matched first against Lumber Liquidators Securities held as of the opening of trading February 22, 2012, and then against purchases in chronological order, beginning with the earliest purchase made during the Settlement Class Period.

60.         A Claimant’s “Recognized Claim” under the Plan of Allocation will be the sum of his, her or its Recognized Loss Amounts, as modified under ¶ 62 below.

61.         The Net Settlement Fund will be distributed pro rata to Authorized Claimants based on the relative size of their Recognized Claims. Specifically, a “Distribution Amount” will be calculated for each Authorized Claimant, which will be the Authorized Claimant’s Recognized Claim divided by the total Recognized Claims of all Authorized Claimants, multiplied by the total amount in the Net Settlement Fund.

62.         However, cumulative payments of all claims associated with Lumber Liquidators Call Options and Lumber Liquidators Put Options will be limited to 1% of the Net Settlement Fund.3 Thus, if the cumulative Recognized Loss Amounts for Call Options and Put Options exceeds 1% of all Recognized Claims, then the Recognized Loss Amounts calculated for option transactions will be reduced proportionately until they collectively equal 1% of all Recognized Claims. In the unlikely event that the Net Settlement Fund, allocated as such, is sufficient to pay 100% of the Lumber Liquidators Common Stock-based claims, any excess amount will be used to pay the balance on the remaining option-based claims.

3 Call Options and Put Options account for less than 1% of the combined dollar trading volume of all Lumber Liquidators Securities during the Class Period.

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63.         If any Authorized Claimant’s Distribution Amount calculates to less than $10.00 (either (i) in cash if the Settlement Stock has been sold, or (ii) in cash and stock, based on the then-current price of Lumber Liquidators Common Stock), it will not be included in the calculation and no distribution will be made to such Authorized Claimant.

64.         Purchases and sales of Lumber Liquidators Securities will be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of Lumber Liquidators Securities during the Settlement Class Period will not be deemed a purchase or sale of Lumber Liquidators Securities for the calculation of an Authorized Claimant’s Recognized Loss Amount, nor will the receipt or grant be deemed an assignment of any claim relating to the purchase of any Lumber Liquidators Securities unless: (i) the donor or decedent purchased such securities during the Settlement Class Period; (ii) no Claim Form was submitted by or on behalf of the donor, on behalf of the decedent, or by anyone else with respect to such securities; and (iii) it is specifically so provided in the instrument of gift or assignment.

65.         The date of covering a “short sale” is deemed to be the date of purchase of the Lumber Liquidators Common Stock. The date of a “short sale” is deemed to be the date of sale of the Lumber Liquidators Common Stock. Under the Plan of Allocation, however, the Recognized Loss Amount on “short sales” of Lumber Liquidators Common Stock is zero.

66.         With respect to Lumber Liquidators Common Stock purchased or sold through the exercise of an option, the purchase/sale date of the Lumber Liquidators Common Stock is the exercise date of the option and the purchase/sale price of the Lumber Liquidators Common Stock is the exercise price of the option.

67.         After the initial distribution of the Net Settlement Fund, the Claims Administrator shall make reasonable and diligent efforts to have Authorized Claimants cash their distribution checks. To the extent any monies remain in the fund nine (9) months after the initial distribution, if Lead Counsel, in consultation with the Claims Administrator, determine that it is cost-effective to do so, the Claims Administrator shall conduct a re-distribution of the funds remaining after payment of any unpaid fees and expenses incurred in administering the Settlement, including for such re-distribution, to Authorized Claimants who have cashed their initial distributions and who would receive at least $10.00 from such re-distribution. Additional re-distributions to Authorized Claimants who have cashed their prior checks and who would receive at least $10.00 on such additional re-distributions may occur thereafter if Lead Counsel, in consultation with the Claims Administrator, determine that additional re-distributions, after the deduction of any additional fees and expenses incurred in administering the Settlement, including for such re-distributions, would be cost-effective. At such time as it is determined that the re-distribution of funds remaining in the Net Settlement Fund is not cost-effective, the remaining balance shall be contributed to non-sectarian, not-for-profit organization(s), to be recommended by Lead Counsel and approved by the Court.

68.         Payment pursuant to the Plan of Allocation, or such other plan of allocation as may be approved by the Court, shall be conclusive against all Authorized Claimants. No person shall have any claim against Lead Plaintiffs, Plaintiffs’ Counsel, Lead Plaintiffs’ damages expert, Defendants, Defendants’ Counsel, or any of the other Releasees, or the Claims Administrator or other agent designated by Lead Counsel arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or further Orders of the Court. Lead Plaintiffs, Defendants and their respective counsel, and all other Defendants’ Releasees, shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund, the Net Settlement Fund, the Plan of Allocation, or the determination, administration, calculation, or payment of any Claim Form or nonperformance of the Claims Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith.

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69.         The Plan of Allocation set forth herein is the plan that is being proposed to the Court for its approval by Lead Plaintiffs after consultation with their damages expert. The Court may approve this plan as proposed or it may modify the Plan of Allocation without further notice to the Settlement Class. Any Orders regarding any modification of the Plan of Allocation will be posted on the settlement website, www.LumberLiquidatorsSecuritiesLitigation.com.

WHAT PAYMENT ARE THE ATTORNEYS FOR THE SETTLEMENT CLASS SEEKING? HOW WILL THE LAWYERS BE PAID?

70.         Plaintiffs’ Counsel have not received any payment for their services in pursuing claims against the Defendants on behalf of the Settlement Class, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses incurred in the prosecution of this Action. Before final approval of the Settlement, Lead Counsel will apply to the Court for an award of attorneys’ fees for all Plaintiffs’ Counsel in an amount not to exceed 30% of the Settlement Fund (in combination of cash and stock similar to their proportions of the Settlement Fund). At the same time, Lead Counsel also intend to apply for reimbursement of Litigation Expenses in an amount not to exceed $800,000, which may include an application for reimbursement of the reasonable costs and expenses incurred by Lead Plaintiffs directly related to their representation of the Settlement Class. The Court will determine the amount of any award of attorneys’ fees or reimbursement of Litigation Expenses. Such sums as may be approved by the Court will be paid from the Settlement Fund. Settlement Class Members are not personally liable for any such fees or expenses.

WHAT IF I DO NOT WANT TO BE A MEMBER OF THE SETTLEMENT CLASS? HOW DO I EXCLUDE MYSELF?

71.         Each Settlement Class Member will be bound by all determinations and judgments in this lawsuit, whether favorable or unfavorable, unless such person or entity mails or delivers a written request for exclusion from the Settlement Class, addressed to In re Lumber Liquidators Holdings, Inc. Securities Litigation, EXCLUSIONS, c/o A.B. Data, Ltd., P.O. Box 173013, Milwaukee, WI 53217. The exclusion request must be received no later than _____________, 20__. You will not be able to exclude yourself from the Settlement Class after that date. Each request for exclusion must: (a) state the name, address and telephone number of the person or entity requesting exclusion, and in the case of entities the name and telephone number of the appropriate contact person; (b) state that such person or entity “requests exclusion from the Settlement Class in In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM”; (c) state the number of Lumber Liquidators Securities that the person or entity requesting exclusion purchased and/or sold during the Settlement Class Period (from February 22, 2012 through February 27, 2015, inclusive), as well as the dates and prices of each such purchase and sale; and (d) be signed by the person or entity requesting exclusion or an authorized representative. A request for exclusion shall not be effective unless it provides all the information called for in this paragraph and is received within the time stated above, or is otherwise accepted by the Court.

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72.         If you do not want to be part of the Settlement Class, you must follow these instructions for exclusion even if you have pending, or later file, another lawsuit, arbitration, or other proceeding relating to any Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

73.         If you ask to be excluded from the Settlement Class, you will not be eligible to receive any payment out of the Net Settlement Fund.

74.         Defendants have the right to terminate the Settlement if valid requests for exclusion are received from persons and entities entitled to be members of the Settlement Class in an amount that exceeds an amount agreed to by Lead Plaintiffs and Defendants.

WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEEMENT?

75.         The Settlement Hearing will be held on _____________, 2016, at __:__ _.m., before the Honorable Arenda L. Wright Allen at the United States District Court for the Eastern District of Virginia, Courtroom 3 of the Walter E. Hoffman United States Courthouse, 600 Granby Street, Norfolk, VA 23510. The Court reserves the right to approve the Settlement, the Plan of Allocation, Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses and/or any other matter related to the Settlement at or after the Settlement Hearing without further notice to the members of the Settlement Class.

76.         Settlement Class Members do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Settlement Class Member does not attend the hearing. Participation in the Settlement is not conditioned on attendance at the Settlement Hearing.

77.         Any Settlement Class Member who or which does not request exclusion may object to the Settlement, the proposed Plan of Allocation, or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses. Objections must be in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Eastern District of Virginia at the address set forth below on or before _____________, 2016. You must also serve the papers on Lead Counsel and on representative Defendants’ Counsel at the addresses set forth below so that the papers are received on or before _____________, 2016.

Clerk’s Office United States District Court Eastern District of Virginia Clerk of the Court Walter E. Hoffman United States Courthouse 600 Granby Street Norfolk, VA 23510

Lead Counsel

Pomerantz LLP

Jeremy A. Lieberman, Esq.

600 Third Avenue

20th Floor

New York, NY 10016

-or-

Bernstein Litowitz Berger

Grossmann LLP

David R. Stickney, Esq.

1248 High Bluff Drive

Suite 300

San Diego, CA 92130

Representative Defendants’ Counsel Cooley LLP Lyle Roberts, Esq. 1299 Pennsylvania Ave, N.W. Suite 700 Washington, DC 20004

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78.         Any objection: (a) must state the name, address and telephone number of the person or entity objecting and must be signed by the objector; (b) must contain a statement of the Settlement Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Settlement Class Member wishes to bring to the Court’s attention; and (c) must include documents sufficient to prove membership in the Settlement Class, including the number of Lumber Liquidators Securities that the objecting Settlement Class Member purchased and/or sold during the Settlement Class Period (from February 22, 2012 through February 27, 2015, inclusive), as well as the dates and prices of each such purchase and sale. Documents sufficient to prove membership in the Settlement Class include brokerage statements, confirmation slips, or authorized statements from a broker containing the transaction and holding information found in a confirmation slip or account statement. You may not object to the Settlement, the Plan of Allocation or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses if you exclude yourself from the Settlement Class or if you are not a member of the Settlement Class.

79.         You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.

80.         If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, the Plan of Allocation or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth above so that it is received on or before _____________, 2016. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

81.         You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth in ¶ 77 above so that the notice is received on or before _____________, 2016.

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82.         The Settlement Hearing may be adjourned by the Court without further written notice to the Settlement Class. If you plan to attend the Settlement Hearing, you should confirm the date and time with Lead Counsel.

83.         Unless the Court orders otherwise, any Settlement Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses. Settlement Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

WHAT IF I BOUGHT SECURITIES ON BEHALF OF SOMEONE ELSE?

84.         If, during the Settlement Class Period of February 22, 2012, through February 27, 2015, inclusive, you purchased Lumber Liquidators Common Stock or Lumber Liquidators Call Options or sold Lumber Liquidators Put Options for the beneficial interest of persons or organizations other than yourself, you must either: (a) within seven (7) calendar days of receipt of this Notice request from the Claims Administrator sufficient copies of the Notice and Claim Form (the “Notice Packet”) to forward to all such beneficial owners, and within seven (7) calendar days of receipt of those Notice Packets, forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of this Notice, provide a list of the names and addresses of all such beneficial owners to In re Lumber Liquidators Holdings, Inc. Securities Litigation, c/o P.O. Box 173013, Milwaukee, WI 53217. If you choose the second option, the Claims Administrator will send a copy of the Notice Packet to the beneficial owners. Upon full compliance with these directions, such nominees may seek reimbursement of their reasonable expenses actually incurred, by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of this Notice and the Claim Form may also be obtained from the website maintained by the Claims Administrator, www.LumberLiquidatorsSecuritiesLitigation.com, or by calling the Claims Administrator toll-free at (877) 234-5462.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS OR WOULD LIKE ADDITIONAL INFORMATION?

85.         This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in this Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Clerk, United States District Court for the Eastern District of Virginia, Walter E. Hoffman United States Courthouse, 600 Granby Street, Norfolk VA 23510. Additionally, copies of the Stipulation, this Notice, the Claim Form, proposed Judgment and any related orders entered by the Court will be posted on the website maintained by the Claims Administrator, www.LumberLiquidatorsSecuritiesLitigation.com.

All inquiries concerning this Notice and the Claim Form, or requests for additional information, should be directed to:

22

In re Lumber Liquidators Holdings, Inc. Securities Litigation c/o A.B. Data, Ltd. P.O. Box 173013 Milwaukee, WI 53217 (877) 234-5462 www.LumberLiquidatorsSecurities Litigation.com	and/or

Jeremy A. Lieberman, Esq.

POMERANTZ LLP

600 Third Avenue

20th Floor

New York, NY 10016

(212) 611-1100

jalieberman@pomlaw.com

-or-

David R. Stickney, Esq.

BERNSTEIN LITOWITZ BERGER
GROSSMANN LLP

1248 High Bluff Drive

Suite 300

San Diego, CA 92130

(866) 648-2524

blbg@blbglaw.com

DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF THE COURT, DEFENDANTS OR THEIR COUNSEL REGARDING THIS NOTICE.

Dated: __________, 2016	By Order of the Court
United States District Court
Eastern District of Virginia
Newport News Division

23

TABLE A

Estimated Artificial Inflation in Lumber Liquidators Common Stock from February 22, 2012 through February 27, 2015

From	To	Inflation Per Share
2/22/2012	6/20/2013	$70.10
6/21/2013	9/26/2013	$64.66
9/27/2013	11/21/2013	$59.22
11/22/2013	7/9/2014	$45.86
7/10/2014	2/24/2015	$31.64
2/25/2015	2/27/2015	$13.62

* If the per-share price inflation on the date of purchase of Lumber Liquidators Common Stock provided in Table A above exceeds the per-share purchase price of such stock, then the per-share price inflation shall be equal to the per-share purchase price for such stock.

TABLE B

Lumber Liquidators Common Stock 90-Day Lookback Values

Sale / Disposition Date	90-Day Lookback Value
3/2/2015	$38.83
3/3/2015	$39.81
3/4/2015	$38.42
3/5/2015	$37.27
3/6/2015	$36.48
3/9/2015	$35.06
3/10/2015	$34.28
3/11/2015	$34.08
3/12/2015	$34.30
3/13/2015	$33.93
3/16/2015	$33.57
3/17/2015	$33.24
3/18/2015	$32.97
3/19/2015	$32.71
3/20/2015	$32.43
3/23/2015	$32.15
3/24/2015	$31.95
3/25/2015	$31.95
3/26/2015	$31.84
3/27/2015	$31.77

24

Sale / Disposition Date	90-Day Lookback Value
3/30/2015	$31.70
3/31/2015	$31.66
4/1/2015	$31.72
4/2/2015	$31.78
4/6/2015	$31.87
4/7/2015	$31.94
4/8/2015	$32.02
4/9/2015	$32.10
4/10/2015	$32.14
4/13/2015	$32.18
4/14/2015	$32.22
4/15/2015	$32.26
4/16/2015	$32.29
4/17/2015	$32.29
4/20/2015	$32.29
4/21/2015	$32.32
4/22/2015	$32.36
4/23/2015	$32.40
4/24/2015	$32.41
4/27/2015	$32.43
4/28/2015	$32.46
4/29/2015	$32.32
4/30/2015	$32.21
5/1/2015	$32.09
5/4/2015	$31.99
5/5/2015	$31.89
5/6/2015	$31.79
5/7/2015	$31.69
5/8/2015	$31.62
5/11/2015	$31.55
5/12/2015	$31.45
5/13/2015	$31.36
5/14/2015	$31.27
5/15/2015	$31.18
5/18/2015	$31.08
5/19/2015	$31.00
5/20/2015	$30.90
5/21/2015	$30.73
5/22/2015	$30.56
5/26/2015	$30.42
5/27/2015	$30.28
5/28/2015	$30.14

25

Exhibit A-2

In re Lumber Liquidators Holdings, Inc. Securities Litigation

 c/o A.B. Data, Ltd.

P.O. Box 173013

 Milwaukee, WI 53217

(877) 234-5462

 www.LumberLiquidatorsSecuritiesLitigation.com

PROOF OF CLAIM AND RELEASE FORM

TO BE POTENTIALLY ELIGIBLE TO RECEIVE A SHARE OF THE NET SETTLEMENT FUND IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION, YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND RELEASE FORM (“CLAIM FORM”) AND MAIL IT BY PREPAID, FIRST-CLASS MAIL TO THE ABOVE ADDRESS, POSTMARKED NO LATER THAN ___________, 2016.

FAILURE TO SUBMIT YOUR CLAIM FORM BY THE DATE SPECIFIED WILL SUBJECT YOUR CLAIM TO REJECTION AND MAY PRECLUDE YOU FROM BEING ELIGIBLE TO RECEIVE ANY MONEY IN CONNECTION WITH THE SETTLEMENT.

DO NOT MAIL OR DELIVER YOUR CLAIM FORM TO THE COURT, THE PARTIES TO THIS ACTION, OR THEIR COUNSEL. SUBMIT YOUR CLAIM FORM ONLY TO THE CLAIMS ADMINISTRATOR AT THE ADDRESS SET FORTH ABOVE.

1

PART I – CLAIMANT INFORMATION

The Claims Administrator will use this information for all communications regarding this Claim Form. If this information changes, you MUST notify the Claims Administrator in writing at the address above.

Claimant Names(s) (as the name(s) should appear on check, if eligible for payment; if the shares are jointly owned, the names of all beneficial owners must be provided):

Name of Person the Claims Administrator Should Contact Regarding this Claim Form (Must Be Provided):

Mailing Address – Line 1: Street Address/P.O. Box:

Mailing Address – Line 2 (If Applicable): Apartment/Suite/Floor Number:

City:

State/Province:	Zip Code/Postal Code (if outside U.S.)	Country:

Last 4 digits of Claimant Social Security/Taxpayer Identification Number:1

Daytime Telephone Number:	Evening Telephone Number:

Email address (E-mail address is not required, but if you provide it you authorize the Claims Administrator to use it in providing you with information relevant to this claim.):

1 The last four digits of the taxpayer identification number (TIN), consisting of a valid Social Security Number (SSN) for individuals or Employer Identification Number (EIN) for business entities, trusts, estates, etc., and the telephone number of the beneficial owner(s) may be used in verifying this claim.

2

PART II – GENERAL INSTRUCTIONS

1.         It is important that you completely read and understand the Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses (the “Notice”) that accompanies this Claim Form, including the Plan of Allocation of the Net Settlement Fund set forth in the Notice. The Notice describes the proposed Settlement, how Settlement Class Members are affected by the Settlement, and the manner in which the Net Settlement Fund will be distributed if the Settlement and Plan of Allocation are approved by the Court. The Notice also contains the definitions of many of the defined terms (which are indicated by initial capital letters) used in this Claim Form. By signing and submitting this Claim Form, you will be certifying that you have read and that you understand the Notice, including the terms of the releases described therein and provided for herein.

2.         By submitting this Claim Form, you will be making a request to share in the proceeds of the Settlement described in the Notice. IF YOU ARE NOT A SETTLEMENT CLASS MEMBER (see the definition of the Settlement Class on paragraph 18 of the Notice, which sets forth who is included in and who is excluded from the Settlement Class), OR IF YOU, OR SOMEONE ACTING ON YOUR BEHALF, SUBMITTED A REQUEST FOR EXCLUSION FROM THE SETTLEMENT CLASS, DO NOT SUBMIT A CLAIM FORM. YOU MAY NOT, DIRECTLY OR INDIRECTLY, PARTICIPATE IN THE SETTLEMENT IF YOU ARE NOT A SETTLEMENT CLASS MEMBER. THUS, IF YOU ARE EXCLUDED FROM THE SETTLEMENT CLASS, ANY CLAIM FORM THAT YOU SUBMIT, OR THAT MAY BE SUBMITTED ON YOUR BEHALF, WILL NOT BE ACCEPTED.

3.         Submission of this Claim Form does not guarantee that you will share in the proceeds of the Settlement. The distribution of the Net Settlement Fund will be governed by the Plan of Allocation set forth in the Notice, if it is approved by the Court, or by such other plan of allocation as the Court approves.

4.         Use the Schedule of Transactions in Part III of this Claim Form to supply all required details of your transaction(s) (including free transfers and deliveries) in and holdings of Lumber Liquidators Securities. On this schedule, please provide all of the requested information with respect to your holdings, purchases and sales of Lumber Liquidators Securities, whether such transactions resulted in a profit or a loss. Failure to report all transaction and holding information during the requested time period may result in the rejection of your claim.

5.         Please note: Only Lumber Liquidators Securities purchased (or, as applicable, sold) during the Settlement Class Period (i.e., from February 22, 2012 through February 27, 2015, inclusive) are eligible under the Settlement. Information regarding a Claimant’s transactions in Lumber Liquidators Common Stock through May 28, 2015, is required in order to implement the 90-day lookback provision of the Private Securities Litigation Reform Act of 1995, as set forth in the Plan of Allocation.

6.         You are required to submit genuine and sufficient documentation for all of your transactions in and holdings of Lumber Liquidators Securities set forth in the Schedule of Transactions in Part III of this Claim Form. Documentation may consist of copies of brokerage confirmation slips or monthly brokerage account statements, or an authorized statement from your broker containing the transactional and holding information found in a broker confirmation slip or account statement. The Parties and the Claims Administrator do not independently have information about your investments in Lumber Liquidators Securities. IF SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN COPIES OR EQUIVALENT DOCUMENTS FROM YOUR BROKER. FAILURE TO SUPPLY THIS DOCUMENTATION MAY RESULT IN THE REJECTION OF YOUR CLAIM. DO NOT SEND ORIGINAL DOCUMENTS. Please keep a copy of all documents that you send to the Claims Administrator. Also, please do not highlight any portion of the Claim Form or any supporting documents.

7.         Separate Claim Forms should be submitted for each separate legal entity (e.g., a claim from joint owners should not include separate transactions of just one of the joint owners, and an individual should not combine his or her IRA transactions with transactions made solely in the individual’s name). Conversely, a single Claim Form should be submitted on behalf of one legal entity including all transactions made by that entity on one Claim Form, no matter how many separate accounts that entity has (e.g., a corporation with multiple brokerage accounts should include all transactions made in all accounts on one Claim Form).

8.         All joint beneficial owners must each sign this Claim Form and their names must appear as “Claimants” in Part I of this Claim Form. If you purchased (or, as applicable, sold) Lumber Liquidators Securities during the Settlement Class Period and held the Securities in your name, you are the beneficial owner as well as the record owner and you must sign this Claim Form to participate in the Settlement. If, however, you held, purchased (or, as applicable, sold) Lumber Liquidators Securities during the relevant time period and the Securities were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial owner of these shares, but the third party is the record owner. The beneficial owner, not the record owner, must sign this Claim Form to be potentially eligible to participate in the Settlement.

3

9.           Agents, executors, administrators, guardians, and trustees must complete and sign the Claim Form on behalf of persons represented by them, and they must:

(a)	expressly state the capacity in which they are acting;

(b)	identify the name, account number, Social Security Number (or taxpayer identification number), address and telephone number of the beneficial owner of (or other person or entity on whose behalf they are acting with respect to) the Lumber Liquidators Securities; and

(c)	furnish herewith evidence of their authority to bind to the Claim Form the person or entity on whose behalf they are acting. (Authority to complete and sign a Claim Form cannot be established by stockbrokers demonstrating only that they have discretionary authority to trade securities in another person’s accounts.)

10.         By submitting a signed Claim Form, you will be swearing that you:

(a)	own(ed) the Lumber Liquidators Securities you have listed in the Claim Form; or

(b)	are expressly authorized to act on behalf of the owner thereof.

11.         By submitting a signed Claim Form, you will be swearing to the truth of the statements contained therein and the genuineness of the documents attached thereto, subject to penalties of perjury under the laws of the United States of America. The making of false statements, or the submission of forged or fraudulent documentation, will result in the rejection of your claim and may subject you to civil liability or criminal prosecution.

12.         If the Court approves the Settlement, payments to eligible Authorized Claimants pursuant to the Plan of Allocation (or such other plan of allocation as the Court approves) will be made after any appeals are resolved, and after the completion of all claims processing. The claims process will take substantial time to complete fully and fairly. Please be patient.

13.         If you have questions concerning the Claim Form, or need additional copies of the Claim Form or the Notice, you may contact the Claims Administrator, A.B. Data, Ltd., at the above address or by toll-free phone at (877) 234-5462, or you may download the documents from www.LumberLiquidatorsSecuritiesLitigation.com.

14.         NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. To obtain the mandatory electronic filing requirements and file layout, you may visit the settlement website at www.LumberLiquidatorsSecuritiesLitigation.com or you may email the Claims Administrator’s electronic filing department at efiling@abdata.com. Any file not in accordance with the required electronic filing format will be subject to rejection. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues an email after processing your file with your claim numbers and respective account information. Do not assume that your file has been received or processed until you receive this email. If you do not receive such an email within 10 days of your submission, you should contact the electronic filing department at efiling@abdata.com to inquire about your file and confirm it was received and acceptable.

IMPORTANT: PLEASE NOTE

YOUR CLAIM IS NOT DEEMED FILED UNTIL YOU RECEIVE AN ACKNOWLEDGEMENT POSTCARD. THE CLAIMS ADMINISTRATOR WILL ACKNOWLEDGE RECEIPT OF YOUR CLAIM FORM BY MAIL, WITHIN 60 DAYS. IF YOU DO NOT RECEIVE AN ACKNOWLEDGEMENT POSTCARD WITHIN 60 DAYS, PLEASE CALL THE CLAIMS ADMINISTRATOR TOLL FREE AT (877) 234-5462.

4

PART III – SCHEDULE OF TRANSACTIONS IN LUMBER LIQUIDATORS SECURITIES

Please be sure to include proper documentation with your Claim Form as described in detail in Part II – General Instructions, Paragraph 6, above. Do not include information regarding securities other than Lumber Liquidators Securities. Negative values may only be given for short beginning and/or ending holding positions. All other transactions must be positive values.

A.	SCHEDULE OF TRANSACTIONS IN LUMBER LIQUIDATORS COMMON STOCK (CUSIP 55003T107)

1. BEGINNING HOLDINGS AS OF FEBRUARY 22, 2012 – State the total number of shares of Lumber Liquidators Common Stock held as of the opening of trading on February 22, 2012. (Must be documented.) If none, write “zero” or “0.” ____________________				Proof of Sale Enclosed? Y
2. PURCHASES/ACQUISITIONS FROM FEBRUARY 22, 2012 THROUGH MAY 28, 2015 - Separately list each and every purchase of Lumber Liquidators Common Stock from February 22, 2012 through and including the close of trading on May 28, 2015. (Must be documented.) Please note that Lumber Liquidators Common Stock purchased during the 90-day look-back period between March 2, 2015 and May 28, 2015, will be used to balance your claim, and not to increase a Recognized Loss.
Date of Purchase (List Chronologically) (Month/Day/Year)	Number of Shares Purchased	Purchase/Acquisition Price Per Share	Total Purchase/Acquisition Price (excluding taxes, commissions, and fees)	Proof of Purchase Enclosed?
		$	$	Y
		$	$	Y

		$	$	Y
		$	$	Y
		$	$	Y

3. SALES FROM FEBRUARY 22, 2012 THROUGH MAY 28, 2015 – Separately list each and every sale of Lumber Liquidators Common Stock from February 22, 2012 through and including the close of trading on May 28, 2015. (Must be documented.)				IF NONE, CHECK HERE ○
Date of Sale (List Chronologically) (Month/Day/Year)	Number of Shares Sold	Sale Price Per Share	Total Sale Price (excluding taxes, commissions, and fees)	Proof of Sale Enclosed?
		$	$	Y
		$	$	Y

		$	$	Y
		$	$	Y
4. ENDING HOLDINGS AS OF MAY 28, 2015 – State the total number of shares of Lumber Liquidators Common Stock held as of the close of trading on May 28, 2015. (Must be documented.) If none, write “zero” or “0.” ____________________				Proof of Sale Enclosed Y
IF YOU REQUIRE ADDITIONAL SPACE FOR THE SCHEDULE ABOVE, ATTACH EXTRA SCHEDULES IN THE SAME FORMAT. PRINT THE BENEFICIAL OWNER’S FULL NAME AND LAST FOUR DIGITS OF SOCIAL SECURITY/TAXPAYER IDENTIFICATION NUMBER ON EACH ADDITIONAL PAGE. IF YOU DO ATTACH EXTRA SCHEDULES, CHECK THIS BOX. ☐

5

B.	TRANSACTIONS IN LUMBER LIQUIDATORS CALL OPTIONS

1. BEGINNING HOLDINGS – State the total number of Call Option contracts on Lumber Liquidators Common Stock held as of the opening of trading on February 22, 2012. (Must be documented)
Number of Contracts	Expiration (Month and Year)			Strike Price

2. PURCHASES/ACQUISITIONS – Separately list each purchase/acquisition of Call Option contracts on Lumber Liquidators Common Stock between February 22, 2012 and February 27, 2015, inclusive, as follows. (Must be documented):
Date of Purchase (Month/Day/Year)	Number of Contracts	Expiration Date (Month and Year)	Strike Price	Purchase Price Per Contract	Amount Paid*	Exercised “E” or Expired “X” (leave blank if neither)

3. SALES – Separately list each sale of Call Options on Lumber Liquidators Common Stock between February 22, 2012 and February 27, 2015, inclusive. (Must be documented):
Date of Sale (Month/Day/Year)	Number of Contracts	Expiration Date (Month and Year)	Strike Price	Sale Price Per Contract	Amount Received*	Assigned “A” or Expired “X” (leave blank if neither)

4. ENDING HOLDINGS – State the total number of Call Option contracts on Lumber Liquidators Common Stock held as of the close of trading on February 27, 2015. If none, write “0” or “Zero.” (Must be documented.)
Number of Contracts	Expiration (Month and Year)	Strike Price	If Sold/Exercised, Date Of Sale/Exercise			If Sold, Sale Price Per Contract

IF YOU REQUIRE ADDITIONAL SPACE FOR THE SCHEDULE ABOVE, ATTACH EXTRA SCHEDULES IN THE SAME FORMAT. PRINT THE BENEFICIAL OWNER’S FULL NAME AND LAST FOUR DIGITS OF SOCIAL SECURITY/TAXPAYER IDENTIFICATION NUMBER ON EACH ADDITIONAL PAGE. IF YOU DO ATTACH EXTRA SCHEDULES, CHECK THIS BOX. ☐

* Excluding taxes, fees, and commissions.

6

C.	TRANSACTIONS IN LUMBER LIQUIDATORS PUT OPTIONS

1. BEGINNING HOLDINGS – State the total number of Put Option contracts on Lumber Liquidators Common Stock held as of the opening of trading on February 22, 2012. (Must be documented)
Number of Contracts	Expiration Date (Month and Year)	Strike Price

2. SALES – Separately list each sale of Put Options on Lumber Liquidators Common Stock between February 22, 2012 and February 27, 2015, inclusive. (Must be documented)
Date of Sale (Month/Day/Year)	Number of Contracts	Expiration Date (Month and Year)	Strike Price	Sale Price Per Contract	Amount Received*	Assigned “A” or Expired “X” (leave blank if neither)

3. PURCHASES/ACQUISITIONS– Separately list each purchase/acquisition of Put Option contracts on Lumber Liquidators Common Stock between February 22, 2012 and February 27, 2015, inclusive, as follows. (Must be documented):
Date of Purchase (Month/Day/Year)	Number of Contracts	Expiration Date (Month and Year)	Strike Price	Purchase Price Per Contract	Amount Paid*	Exercised “E” or Expired “X” (leave blank if neither)

4. ENDING HOLDINGS – State the total number of Put Option contracts on Lumber Liquidators Common Stock held as of the close of trading on February 27, 2015. If none, write “0” or “Zero.” (Must be documented.)
Number of Contracts	Expiration Date (Month and Year)	Strike Price	If Repurchased/Assigned, Date Of Repurchase/Assignment	If Repurchased, Purchase Price Per Contract

IF YOU REQUIRE ADDITIONAL SPACE FOR THE SCHEDULE ABOVE, ATTACH EXTRA SCHEDULES IN THE SAME FORMAT. PRINT THE BENEFICIAL OWNER’S FULL NAME AND LAST FOUR DIGITS OF SOCIAL SECURITY/TAXPAYER IDENTIFICATION NUMBER ON EACH ADDITIONAL PAGE. IF YOU DO ATTACH EXTRA SCHEDULES, CHECK THIS BOX. ☐

* Excluding taxes, fees, and commissions.

7

PART IV - RELEASE OF CLAIMS AND SIGNATURE

YOU MUST ALSO READ THE RELEASE AND CERTIFICATION BELOW AND SIGN ON PAGE 9 OF THIS CLAIM FORM.

I (we) hereby acknowledge that, pursuant to the terms set forth in the Stipulation, without further action by anyone, upon the Effective Date of the Settlement, I (we), on behalf of myself (ourselves) and my (our) agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim (including, without limitation, any Unknown Claims) against the Defendants and the other Defendants’ Releasees, and shall forever be barred and enjoined from prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

CERTIFICATION

By signing and submitting this Claim Form, the claimant(s) or the person(s) who represent(s) the claimant(s) certifies (certify), as follows:

1.         that I (we) have read and understand the contents of the Notice and this Claim Form, including the releases provided for in the Settlement and the terms of the Plan of Allocation;

2.         that the claimant(s) is a (are) Settlement Class Member(s), as defined in the Notice, and is (are) not excluded by definition from the Settlement Class as set forth in the Notice;

3.         that the claimant has not submitted a request for exclusion from the Settlement Class;

4.         that I (we) own(ed) the Lumber Liquidators Securities identified in the Claim Form and have not assigned the claim against any of the Defendants or any of the other Defendants’ Releasees to another, or that, in signing and submitting this Claim Form, I (we) have the authority to act on behalf of the owner(s) thereof;

5.         that the claimant(s) has (have) not submitted any other claim covering the same purchases of Lumber Liquidators Securities and knows (know) of no other person having done so on the claimant’s (claimants’) behalf;

6.         that the claimant(s) submit(s) to the jurisdiction of the Court with respect to claimant’s (claimants’) claim and for purposes of enforcing the releases set forth herein;

7.         that I (we) agree to furnish such additional information with respect to this Claim Form as Lead Counsel, the Claims Administrator or the Court may require;

8.         that the claimant(s) waive(s) the right to trial by jury, to the extent it exists, and agree(s) to the Court’s summary disposition of the determination of the validity or amount of the claim made by this Claim Form;

9.         that I (we) acknowledge that the claimant(s) will be bound by and subject to the terms of any judgment(s) that may be entered in the Action; and

10.       that the claimant(s) is (are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (a) the claimant(s) is (are) exempt from backup withholding or (b) the claimant(s) has (have) not been notified by the IRS that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified the claimant(s) that he/she/it is no longer subject to backup withholding. If the IRS has notified the claimant(s) that he/she/it is subject to backup withholding, please strike out the language in the preceding sentence indicating that the claim is not subject to backup withholding in the certification above.

8

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED BY ME (US) ON THIS CLAIM FORM IS TRUE, CORRECT, AND COMPLETE, AND THAT THE DOCUMENTS SUBMITTED HEREWITH ARE TRUE AND CORRECT COPIES OF WHAT THEY PURPORT TO BE.

Signature of claimant	Date

Print your name here

Signature of joint claimant, if any	Date

Print your name here

If the claimant is other than an individual, or is not the person completing this form, the following also must be provided:

Signature of person signing on behalf of claimant	Date

Print your name here

Capacity of person signing on behalf of claimant, if other than an individual, e.g., executor, president, trustee, custodian, etc. (Must provide evidence of authority to act on behalf of claimant – see paragraph 9 on page 4 of this Claim Form.)

9

REMINDER CHECKLIST:

1.	Please sign the above release and certification. If this Claim Form is being made on behalf of joint claimants, then both must sign.
2.	Remember to attach only copies of acceptable supporting documentation as these documents will not be returned to you.
3.	Please do not highlight any portion of the Claim Form or any supporting documents.
4.	Keep copies of the completed Claim Form and documentation for your own records.
5.	The Claims Administrator will acknowledge receipt of your Claim Form by mail, within 60 days. Your claim is not deemed filed until you receive an acknowledgement postcard. IF YOU DO NOT RECEIVE AN ACKNOWLEDGEMENT POSTCARD WITHIN 60 DAYS, PLEASE CALL THE CLAIMS ADMINISTRATOR TOLL FREE AT (877) 234-5462.
6.	If your address changes in the future, or if this Claim Form was sent to an old or incorrect address, please send the Claims Administrator written notification of your new address. If you change your name, please inform the Claims Administrator.
7.	If you have any questions or concerns regarding your claim, please contact the Claims Administrator at the above address or toll-free at (877) 234-5462, or visit www.LumberLiquidatorsSecuritiesLitigation.com. Please DO NOT call Lumber Liquidators, any other Defendants or their counsel with questions regarding your claim.

THIS CLAIM FORM MUST BE MAILED TO THE CLAIMS ADMINISTRATOR BY PREPAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN _____________, 2016, ADDRESSED AS FOLLOWS:

In re Lumber Liquidators Holdings, Inc. Securities Litigation,

c/o A.B. Data, Ltd.

P.O. Box 173013

Milwaukee, WI 53217

www.LumberLiquidatorsSecuritiesLitigation.com

A Claim Form received by the Claims Administrator shall be deemed to have been submitted when posted, if a postmark date on or before __________, 2016 is indicated on the envelope and it is mailed First Class, and addressed in accordance with the above instructions. In all other cases, a Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator.

You should be aware that it will take a significant amount of time to fully process all of the Claim Forms. Please be patient and notify the Claims Administrator of any change of address.

10

Exhibit A-3

IN THE UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF VIRGINIA

Newport News Division

)
	)	Master No. 4:13-cv-00157-AWA-DEM
IN RE LUMBER LIQUIDATORS	)	Hon. Arenda L. Wright Allen
HOLDINGS, INC. SECURITIES	)
LITIGATION	)
)

SUMMARY NOTICE OF (I) PENDENCY OF CLASS ACTION,

CERTIFICATION OF SETTLEMENT CLASS, AND PROPOSED

SETTLEMENT; (II) SETTLEMENT FAIRNESS HEARING; AND

(III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES

AND REIMBURSEMENT OF LITIGATION EXPENSES

TO:	All persons or entities who, during the Settlement Class Period from February 22, 2012, through February 27, 2015, inclusive (the “Settlement Class Period”) purchased or otherwise acquired the common stock of Lumber Liquidators Holdings, Inc. (“Lumber Liquidators”) (“Lumber Liquidators Common Stock”) or exchange traded call options on Lumber Liquidators Common Stock (“Lumber Liquidators Call Options”), or sold exchange traded put options on Lumber Liquidators Common Stock (“Lumber Liquidators Put Options”), and were damaged thereby.

PLEASE READ THIS NOTICE CAREFULLY. IF YOU ARE A MEMBER OF THE SETTLEMENT CLASS, YOUR RIGHTS WILL BE AFFECTED BY A CLASS ACTION LAWSUIT PENDING IN THIS COURT, AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Eastern District of Virginia, Newport News Division, that the parties in the above-captioned litigation (the “Action”) have reached a proposed settlement for $26,000,000 in cash and 1,000,000 shares of Lumber Liquidators common stock (the “Settlement”), that, if approved, will resolve all claims in the Action.

YOU ARE ALSO NOTIFIED that the Action has been certified for settlement purposes only as a class action on behalf of the Settlement Class. Certain persons and entities are, however, excluded from the Settlement Class by definition as set forth in the full printed Notice of (I) Pendency of Class Action, Certification of Settlement Class, and Proposed Settlement; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Reimbursement of Litigation Expenses (the “Notice”), which more completely describes the Settlement and your rights thereunder. If you have not yet received the Notice and Claim Form, you may obtain copies of these documents by contacting the Claims Administrator at In re Lumber Liquidators Holdings, Inc. Securities Litigation, c/o A.B. Data, Ltd., P.O. Box 173013, Milwaukee, WI 53217, (877) 234-5462. Copies of the Notice and Claim Form can also be downloaded from www.LumberLiquidatorsSecuritiesLitigation.com.

A hearing will be held on _____________, 2016 at __:__ _.m., before the Honorable Arenda L. Wright Allen at the United States District Court for the Eastern District of Virginia, Courtroom 3 of the Walter E. Hoffman United States Courthouse, 600 Granby Street, Norfolk, VA 23510, to determine: (i) whether the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) whether the Action should be dismissed with prejudice against Defendants, and the Releases specified and described in the Stipulation and Agreement of Settlement (and in the Notice) should be granted; (iii) whether the proposed Plan of Allocation should be approved as fair and reasonable; and (iv) whether Lead Counsel’s application for an award of attorneys’ fees and reimbursement of expenses should be approved.

If you are a member of the Settlement Class, to be potentially eligible to receive a payment under the proposed Settlement, you must submit a Claim Form postmarked no later than _____________, 2016. If you are a Settlement Class Member and do not submit a proper Claim Form, you will not be eligible to share in the distribution of the net proceeds of the Settlement, but you will nevertheless be bound by any judgments or orders entered by the Court in the Action.

If you are a member of the Settlement Class and wish to exclude yourself from the Settlement Class, you must submit a request for exclusion such that it is received no later than _____________, 2016, in accordance with the instructions set forth in the Notice. If you properly exclude yourself from the Settlement Class, you will not be bound by any judgments or orders entered by the Court in the Action and you will not be eligible to share in the proceeds of the Settlement.

Any objections to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel’s motion for attorneys’ fees and reimbursement of expenses, must be filed with the Court and delivered to Lead Counsel and Defendants’ Counsel such that they are received no later than _____________, 2016, in accordance with the instructions set forth in the Notice.

Please do not contact the Court, the Clerk’s office, Lumber Liquidators, or its counsel regarding this notice. All questions about this notice, the proposed Settlement, or your eligibility to participate in the Settlement should be directed to Lead Counsel or the Claims Administrator.

Inquiries, other than requests for the Notice and Claim Form, should be made to Lead Counsel:

POMERANTZ LLP

Jeremy A. Lieberman, Esq.

600 Third Avenue, 20th Floor

New York, NY 10016

(212) 611-1100

jalieberman@pomlaw.com

-or-

BERNSTEIN LITOWITZ BERGER

& GROSSMANN LLP

David R. Stickney, Esq.

12481 High Bluff Drive, Suite 300

San Diego CA 92130

(866) 648-2524

blbg@blbglaw.com

Requests for the Notice and Claim Form should be made to:

In re Lumber Liquidators Holdings, Inc. Securities Litigation

c/o A.B. Data, Ltd.

P.O. Box 173013

Milwaukee, WI 53217

(877) 234-5462

www.LumberLiquidatorsSecuritiesLitigation.com

By Order of the Court

Exhibit B

IN THE UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF VIRGINIA

Newport News Division

)
	)	Master No. 4:13-cv-00157-AWA-DEM
IN RE LUMBER LIQUIDATORS	)	Hon. Arenda L. Wright Allen
HOLDINGS, INC. SECURITIES	)
LITIGATION	)
)
)

JUDGMENT APPROVING CLASS ACTION SETTLEMENT

WHEREAS, a securities class action is pending in this Court entitled In re Lumber Liquidators Holdings, Inc. Securities Litigation, No. 4:13-cv-00157-AWA-DEM (the “Action”);

WHEREAS, (a) Lead Plaintiffs, Gregg Kiken, Keith Foster, David Lorenzo and Charles Hickman, on behalf of themselves and the Settlement Class (defined below), and (b) defendant Lumber Liquidators Holdings, Inc. (“Lumber Liquidators”), and defendants Thomas D. Sullivan, Robert M. Lynch, Daniel Terrell and William K. Schlegel (collectively, the “Individual Defendants,” and, together with Lumber Liquidators, the “Defendants,” and together with Lead Plaintiffs, the “Parties”) have entered into a Stipulation and Agreement of Settlement (the “Stipulation”), that provides for a complete dismissal with prejudice of the claims asserted against Defendants in the Action on the terms and conditions set forth in the Stipulation, subject to the approval of this Court (the “Settlement”);

WHEREAS, unless otherwise defined in this Judgment, the capitalized terms herein shall have the same meaning as they have in the Stipulation;

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WHEREAS, by Order dated ____________, 2016 (the “Preliminary Approval Order”), this Court: (a) preliminarily approved the Settlement; (b) certified the Settlement Class solely for purposes of effectuating the Settlement; (c) ordered that notice of the proposed Settlement be provided to potential Settlement Class Members; (d) provided Settlement Class Members with the opportunity either to exclude themselves from the Settlement Class or to object to the proposed Settlement; and (e) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, due and adequate notice has been given to the Settlement Class;

WHEREAS, the Court conducted a hearing on __________, 2016 (the “Settlement Hearing”) to consider, among other things, (a) whether the terms and conditions of the Settlement are fair, reasonable and adequate to the Settlement Class, and should therefore be approved; and (b) whether a judgment should be entered dismissing the Action with prejudice as against the Defendants; and

WHEREAS, the Court having reviewed and considered the Stipulation, all papers filed and proceedings held herein in connection with the Settlement, all oral and written comments received regarding the Settlement, and the record in the Action, and good cause appearing therefor;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

1.          Jurisdiction – The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over all of the Parties and each of the Settlement Class Members.

2.          Incorporation of Settlement Documents – This Judgment incorporates and makes a part hereof the Stipulation filed with the Court on _____________, 2016.

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3.          Class Certification for Settlement Purposes – The Court hereby affirms its determinations in the Preliminary Approval Order certifying, for the purposes of the Settlement only, the Action as a class action pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure on behalf of the Settlement Class consisting of all persons or entities who, during the Settlement Class Period of February 22, 2012, through February 27, 2015, inclusive, purchased or otherwise acquired Lumber Liquidators Common Stock or Lumber Liquidators Call Options, or sold Lumber Liquidators Put Options, and were damaged thereby. Excluded from the Settlement Class are Defendants, the directors and Officers of Lumber Liquidators at all relevant times, members of their Immediate Families and their heirs, successors or assigns, and any entity in which any Defendant or any member of the Immediate Family of any Individual Defendant has or had a controlling interest. [Also excluded from the Settlement Class are the persons and entities listed on Exhibit 1 hereto, who or which are excluded from the Settlement Class pursuant to request.]

4.          Adequacy of Representation – Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, the Court hereby affirms its determinations in the Preliminary Approval Order certifying Lead Plaintiffs as Class Representative for the Settlement Class and appointing Lead Counsel as Class Counsel for the Settlement Class. Lead Plaintiffs and Lead Counsel have fairly and adequately represented the Settlement Class both in terms of litigating the Action and for purposes of entering into and implementing the Settlement and have satisfied the requirements of Federal Rules of Civil Procedure 23(a)(4) and 23(g), respectively.

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5.          Notice – The Court finds that the dissemination of the Notice and the publication of the Summary Notice: (a) were implemented in accordance with the Preliminary Approval Order; (b) constituted the best notice practicable under the circumstances; (c) constituted notice that was reasonably calculated, under the circumstances, to apprise Settlement Class Members of (i) the pendency of the Action; (ii) the effect of the proposed Settlement (including the releases to be provided thereunder); (iii) Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of Litigation Expenses; (iv) their right to object to any aspect of the Settlement, the Plan of Allocation and/or Lead Counsel’s motion for attorneys’ fees and reimbursement of Litigation Expenses; (v) their right to exclude themselves from the Settlement Class; and (vi) their right to appear at the Settlement Hearing; (d) constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (e) satisfied the requirements of Federal Rule of Civil Procedure 23, the Securities Exchange Act of 1934, 15 U.S.C. §78u-4(a)(7), as amended, including the Private Securities Litigation Reform Act of 1995, due process, and all other applicable law and rules.

6.          Final Settlement Approval and Dismissal of Claims – Pursuant to, and in accordance with, Rule 23 of the Federal Rules of Civil Procedure, this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation: the amount of the Settlement; the Releases provided for therein; and the dismissal with prejudice of the claims asserted against Defendants in the Action), and finds that the Settlement is, in all respects, fair, reasonable and adequate to the Settlement Class. The Parties are directed to implement, perform and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.

7.          The Action and all of the claims asserted against Defendants in the Action by Lead Plaintiffs and the other Settlement Class Members are hereby dismissed with prejudice. The Parties shall bear their own costs and expenses, except as otherwise expressly provided in the Stipulation.

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8.           Binding Effect – The terms of the Stipulation and of this Judgment shall be forever binding on Defendants, Lead Plaintiffs and all other Settlement Class Members (regardless of whether or not any individual Settlement Class Member submits a Claim Form or seeks or obtains a distribution from the Net Settlement Fund), as well as their respective successors and assigns. [The persons and entities listed on Exhibit 1 hereto are excluded from the Settlement Class pursuant to request and are not bound by the terms of the Stipulation or this Judgment.]

9.           Releases – The Releases set forth in paragraphs 5 and 6 of the Stipulation, together with the definitions contained in paragraph 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that:

(a)          Without further action by anyone, and subject to paragraph 10 below, upon the Effective Date of the Settlement, Lead Plaintiffs and each of the other Settlement Class Members, on behalf of themselves, and on behalf of (as applicable) their agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, shall be deemed to have, and by operation of law and of this Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim against Defendants and the other Defendants’ Releasees and shall forever be barred and enjoined from prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

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(b)          Without further action by anyone, and subject to paragraph 10 below, upon the Effective Date of the Settlement, Defendants and the other Defendants’ Releasees, on behalf of themselves, and on behalf of (as applicable) their agents, representatives, attorneys, advisors, administrators, accountants, consultants, assigns, assignees, partners, successors-in-interest, insurance carriers and reinsurers, current and former officers, directors, officials, auditors, parents, affiliates, subsidiaries, successors, predecessors, employees, fiduciaries, service providers and investment bankers, estates, heirs, executors, beneficiaries, trusts and trustees, each in their respective capacities as such, and by operation of law and of this Judgment, shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim against Lead Plaintiffs and the other Plaintiffs’ Releasees, and shall forever be barred and enjoined from prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees. [This Release shall not apply to any person or entity listed on Exhibit 1 hereto.]

10.         Notwithstanding paragraphs 9(a) – (b) above, nothing in this Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or this Judgment.

11.         Rule 11 Findings – The Court finds and concludes that the Parties and their respective counsel have complied in all respects with the requirements of Rule 11 of the Federal Rules of Civil Procedure in connection with the institution, prosecution, defense, and settlement of the Action.

12.         Settlement Stock – The Court finds and concludes that it has sufficient information before it to assess the value of the claims and securities to be exchanged in the Settlement. The Court concludes that the applicable procedural and substantive fairness requirements of Section 3(a)(10) of the Securities Act of 1933, as amended, have been satisfied, and pursuant to paragraph 8 of the Stipulation, the Court finds that the Settlement Stock is exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

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13.         No Admissions – Neither this Judgment, the MOU, the Stipulation (whether or not consummated), including the exhibits thereto and the Plan of Allocation contained therein (or any other plan of allocation that may be approved by the Court), the negotiations leading to the execution of the MOU and the Stipulation, nor any proceedings taken pursuant to or in connection with the MOU, the Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a)          shall be offered against any of the Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Releasees with respect to the truth of any fact alleged by Lead Plaintiffs or the validity of any Claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation;

(b)          shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; or

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(c)          shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given under the Settlement represents the amount which could be or would have been recovered after trial; provided, however, that the Parties and the Releasees and their respective counsel may refer to this Judgment and the Stipulation to effectuate the protections from liability granted hereunder and thereunder or otherwise to enforce the terms of the Settlement.

14.         Lumber Liquidators’ Indemnification/Advancement Obligations — Following payment of the Settlement Cash into the Escrow Account, Lumber Liquidators will continue to honor its pre-existing indemnification/advancement obligations for its directors, officers and employees in all pending securities and derivative litigation, as well as all pending regulatory and government investigations; and will pay costs incurred by its directors, officers and employees in all pending securities and derivative litigation, as well as all pending regulatory and government investigations, consistent with its indemnification/advancement obligations and/or authority under Lumber Liquidators’ by-laws and the Delaware General Corporation Law. Nothing in the Stipulation should be construed to limit the pre-existing indemnification and advancement obligations that Lumber Liquidators has to its current and former officers, directors, and employees. The Stipulation provides that the indemnification/advancement obligations set forth in the Stipulation (and stated above), as well as the existence of Side A-only insurance for non-indemnifiable loss, shall be included in the proposed Preliminary Approval Order and the proposed Judgment.

15.         Retention of Jurisdiction – Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over: (a) the Parties for purposes of the administration, interpretation, implementation and enforcement of the Settlement; (b) the disposition of the Settlement Fund; (c) any motion for an award of attorneys’ fees and/or Litigation Expenses by Lead Counsel in the Action that will be paid from the Settlement Fund; (d) any motion to approve the Plan of Allocation; (e) any motion to approve the Class Distribution Order; and (f) the Settlement Class Members for all matters relating to the Action.

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16.         Separate orders shall be entered regarding approval of a plan of allocation and the motion of Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses. Such orders shall in no way affect or delay the finality of this Judgment and shall not affect or delay the Effective Date of the Settlement.

17.         Modification of the Agreement of Settlement – Without further approval from the Court, Lead Plaintiffs and Defendants are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that: (a) are not materially inconsistent with this Judgment; and (b) do not materially limit the rights of Settlement Class Members in connection with the Settlement. Without further order of the Court, Lead Plaintiffs and Defendants may agree to reasonable extensions of time to carry out any provisions of the Settlement.

18.         Termination of Settlement – If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Judgment shall be vacated, rendered null and void and be of no further force and effect, except as otherwise provided by the Stipulation, and this Judgment shall be without prejudice to the rights of Lead Plaintiffs, the other Settlement Class Members and Defendants, and the Parties shall revert to their respective positions in the Action as of April 26, 2016, as provided in the Stipulation.

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19.         Entry of Final Judgment – There is no just reason to delay the entry of this Judgment as a final judgment in this Action. Accordingly, the Clerk of the Court is expressly directed to immediately enter this final judgment in this Action.

SO ORDERED this _______ day of ______________, 2016.

The Honorable Arenda L. Wright Allen
United States District Judge

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Exhibit 1

[List of Persons and Entities Excluded from

the Settlement Class Pursuant to Request]

1